DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 OFFICE SPACE LEASE BETWEEN PACIFICA TOWER LLC AND BOFI HOLDING, INC.

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 OFFICE SPACE LEASE THIS LEASE is made as of [[FinalExecutionDate]]May 14, 2018 , by and between PACIFICA TOWER LLC, a Delaware limited liability company, hereafter called “Landlord,” and BOFI HOLDING, INC., a Delaware corporation, hereafter called “Tenant.” ARTICLE 1. BASIC LEASE PROVISIONS Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease. 1. Tenant’s Trade Name: BofI Federal Bank 2. Premises: Suite Nos. 300 (“Suite 300”), 1700 (“Suite 1700”) and 1800 (“Suite 1800”). Suite 300, Suite 1700 and Suite 1800 shall collectively be referred to herein as the “Premises” Address of Building: 4365 Executive Drive, San Diego, CA 92121 Project Description: The Plaza (The Premises are more particularly described in Section 2.1). 3. Use of Premises: General office and for no other use. 4. Estimated Commencement Date for Suite 1700 and Suite 1800: December 1, 2018 Estimated Commencement Date for Suite 300: June 1, 2019 The earlier to occur shall be the “Commencement Date” 5. Lease Term: The Term of this Lease shall expire at midnight on June 30, 2030 (“Expiration Date"). 6. Basic Rent: Suite 1700: Months of Term Monthly Rate Per Rentable Monthly Basic Rent (rounded or Period Square Foot to the nearest dollar) 1 to 12 $3.10 $62,282.00 13 to 24 $3.21 $64,492.00 25 to 36 $3.32 $66,702.00 37 to 48 $3.44 $69,113.00 49 to 60 $3.56 $71,524.00 61 to 72 $3.68 $73,935.00 73 to 84 $3.81 $76,547.00 85 to 96 $3.94 $79,159.00 97 to 108 $4.08 $81,971.00 109 to 120 $4.22 $84,784.00 121 to 132 $4.37 $87,798.00 133 to 6/30/30 $4.52 $90,811.00 Notwithstanding the above schedule of Basic Rent to the contrary, as long as Tenant is not then in monetary default (as defined in Section 14.1) under this Lease, Tenant shall be entitled to an abatement of 6 full calendar months of Basic Rent for Suite 1700 in the aggregate amount of $373,692.00 (i.e. $62,282.00 per month) (the “Abated Basic Rent”) for the 2nd full calendar month through the 7th full calendar month of the Term (the “Abatement Period”). If Tenant defaults at any time during the Term and fails to cure such default within any applicable cure period under the Lease, and this Lease is properly terminated by Landlord, all unamortized Abated Basic Rent (i.e. based upon the amortization of the Abated Basic Rent in equal monthly amounts during the initial Term, without interest) shall immediately become due and payable. The payment by Tenant of the Abated Basic Rent in the event of a default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. Only Basic Rent shall be abated during the Abatement Period and all other additional rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease. IOPLEGAL-10-26611 5/11/2018-248639-4.2 1

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 Suite 1800: Months of Term Monthly Rate Per Rentable Monthly Basic Rent (rounded or Period Square Foot to the nearest dollar) 1 to 12 $4.25 $85,387.00 13 to 24 $4.40 $88,400.00 25 to 36 $4.55 $91,414.00 37 to 48 $4.71 $94,629.00 49 to 60 $4.87 $97,843.00 61 to 72 $5.04 $101,259.00 73 to 84 $5.22 $104,875.00 85 to 96 $5.40 $108,491.00 97 to 108 $5.59 $112,309.00 109 to 120 $5.79 $116,327.00 121 to 132 $5.99 $120,345.00 133 to 6/30/30 $6.20 $124,564.00 Notwithstanding the above schedule of Basic Rent to the contrary, as long as Tenant is not then in monetary default (as defined in Section 14.1) under this Lease, Tenant shall be entitled to an abatement of 6 full calendar months of Basic Rent for Suite 1800 in the aggregate amount of $512,322.00 (i.e. $85,387.00 per month) (the “Abated Basic Rent”) for the 2nd full calendar month through the 7th full calendar month of the Term (the “Abatement Period”). If Tenant defaults at any time during the Term and fails to cure such default within any applicable cure period under the Lease, and this Lease is properly terminated by Landlord, all unamortized Abated Basic Rent (i.e. based upon the amortization of the Abated Basic Rent in equal monthly amounts during the initial Term, without interest) shall immediately become due and payable. The payment by Tenant of the Abated Basic Rent in the event of a default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. Only Basic Rent shall be abated during the Abatement Period and all other additional rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease. Suite 300: Months of Term Monthly Rate Per Rentable Monthly Basic Rent (rounded or Period Square Foot to the nearest dollar) 1 to 12 $3.10 $61,963.00 13 to 24 $3.21 $64,161.00 25 to 36 $3.32 $66,360.00 37 to 48 $3.44 $68,759.00 49 to 60 $3.56 $71,157.00 61 to 72 $3.68 $73,556.00 73 to 84 $3.81 $76,154.00 85 to 96 $3.94 $78,753.00 97 to 108 $4.08 $81,551.00 109 to 120 $4.22 $84,349.00 121 to 132 $4.37 $87,348.00 133 to 6/30/30 $4.52 $90,346.00 Notwithstanding the above schedule of Basic Rent to the contrary, as long as Tenant is not then in monetary default (as defined in Section 14.1) under this Lease, Tenant shall be entitled to an abatement of 6 full calendar months of Basic Rent for Suite 300 in the aggregate amount of $371,778.00 (i.e. $61,963.00 per month) (the “Abated Basic Rent”) for the 2nd full calendar month through the 7th full calendar month of the Term (the “Abatement Period”). If Tenant defaults at any time during the Term and fails to cure such default within any applicable cure period under the Lease, and this Lease is properly terminated by Landlord, all unamortized Abated Basic Rent (i.e. based upon the amortization of the Abated Basic Rent in equal monthly amounts during the initial Term, without interest) shall immediately become due and payable. The payment by Tenant of the Abated Basic Rent in the event of a default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. Only Basic Rent shall be abated during the Abatement Period and all other additional rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease. 7. Property Tax Base: The Property Taxes per rentable square foot incurred by Landlord and attributable to the twelve month period ending June 30, 2020 (the "Base Year"). Building Cost Base: The Building Costs per rentable square foot incurred by Landlord and attributable to the Base Year. Expense Recovery Period: Every twelve month period during the Term (or portion thereof during the first and last Lease years) ending June 30. Notwithstanding the foregoing, Tenant shall be provided with 12 months of Operating Expense, including Property Taxes, pass through protection in accordance with the last sentence of Section 4.2(b) of this Lease. IOPLEGAL-10-26611 5/11/2018-248639-4.2 2

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 8. Floor Area of Premises: approximately 60,170 rentable square feet (consisting of approximately 19,988 rentable square feet for Suite 300, 20,091 rentable square feet for Suite 1700 and 20,091 rentable square feet for Suite 1800). Floor Area of Building: approximately 327,485 rentable square feet 9. Security Deposit: None 10. Broker(s): Irvine Management Company ("Landlord's Broker") is the agent of Landlord exclusively and Newmark Grubb Knight Frank/Newport Beach ("Tenant's Broker") is the agent of Tenant exclusively. 11. Parking: 100 unreserved parking passes for Suite 300, 190 unreserved parking passes and 10 reserved parking passes for Suite 1700 and Suite 1800 in accordance with the provisions set forth in Exhibit C to this Lease. 12. Address for Payments and Notices: LANDLORD TENANT Payment Address: BOFI HOLDING, INC. 4365 Executive Drive, Suite 300 PACIFICA TOWER LLC San Diego, CA 92121 P.O. Box #846974 Attn: Chief Financial Officer Los Angeles, CA 90084-6974 Notice Address: PACIFICA TOWER LLC 4365 Executive Drive, Suite 100 San Diego, CA, 92121 Attn: Property Manager with a copy of notices to: THE IRVINE COMPANY LLC 550 Newport Center Drive Newport Beach, CA 92660 Attn: Senior Vice President, Property Operations Irvine Office Properties 13. List of Lease Exhibits (all exhibits, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease): Exhibit A Description of Premises Exhibit A-1 ROFR Space Exhibit A-2 First Right Space Exhibit B Utilities and Services Exhibit C Parking Exhibit D Tenant’s Insurance Exhibit E Rules and Regulations Exhibit X Work Letter IOPLEGAL-10-26611 5/11/2018-248639-4.2 3

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 ARTICLE II. PREMISES SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant rents from Landlord the premises shown in Exhibit A (the “Premises”), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions and known by the suite number identified in Item 2 of the Basic Lease Provisions. The Premises are located in the building identified in Item 2 of the Basic Lease Provisions (the “Building”), which is a portion of the project described in Item 2 (the “Project”). Landlord has measured the Premises using Stevenson Systems, which measurement system is computed similarly in accordance with The American National Standard method of measuring floor area in office buildings of Building Owners and Managers Association. Landlord and Tenant stipulate and agree that the Premises and the Building contains the rentable square footage provided in Item 8 of the Basic Lease Provisions and shall not be remeasured during the initial Term. SECTION 2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the suitability or fitness of either for any purpose, except as set forth in this Lease. The taking of possession or use of the Premises by Tenant for any purpose other than construction or installation of Tenant fixtures and furnishings shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects. Accordingly, subject to the Tenant Improvements described in Exhibit X of this Lease, the Premises are accepted by Tenant in “as is” condition and configuration. Notwithstanding anything contained herein to the contrary, Tenant shall have 11 months from the substantial completion of Tenant Improvements in which to discover and notify Landlord of any latent defects in the Premises or the Tenant Improvements. Landlord shall be responsible for the correction of any latent defects with respect to which it received timely notice from Tenant. SECTION 2.3. BUILDING NAME, ADDRESS AND DEPICTION. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant’s corporate or trade name. Landlord shall have the right to change the name, number or designation of the Building or Project without liability to Tenant. Except for the images on Tenant’s website and marketing materials, Tenant shall not use any picture of the Building in its advertising, stationery or in any other manner without Landlord’s prior consent, which consent shall not be unreasonably withheld delayed or conditioned. SECTION 2.4. RIGHT OF FIRST REFUSAL. Provided Tenant is not then in monetary default beyond any applicable notice (actually provided and properly received by Tenant) and cure period hereunder, Tenant shall have a one-time right (“First Refusal Right”) to lease, during the initial Term of the Lease, each of the following: (i) approximately 19,988 rentable square feet of office space known as Suite No. 400 in the Building, (ii) approximately 9,934 rentable square feet of office space known as Suite No. 500 in the Building, (iii) approximately 3,302 rentable square feet known as Suite 520 in the Building, and (iv) approximately 6,752 rentable square feet known as Suite 530/550 in the Building, all shown on the attached Exhibit A-1 (collectively, the “ROFR Space”) in accordance with and subject to the provisions of this Section. Following the receipt by Landlord of a bona fide letter of intent, request for proposal or other written expression of interest to lease the ROFR Space, then provided Landlord intends to pursue such leasing opportunity, Landlord shall give Tenant written notice (“ROFR Notice”) of the basic economic terms, including but not limited to the Basic Rent, term, operating expense base, security deposit, parking and tenant improvement allowance (collectively, the “Economic Terms”), upon which Landlord intends to lease such ROFR Space to the applicable third party; provided that the Economic Terms shall exclude brokerage commissions and other Landlord payments that do not directly inure to the tenant’s benefit. It is understood that should Landlord intend to lease other office space in addition to the ROFR Space as part of a single transaction, then the ROFR Notice shall so provide and all such space shall collectively be subject to the following provisions. Within 5 business days after receipt of the ROFR Notice, Tenant may, by written notice to Landlord, elect to lease all, but not less than all, of the space specified in the ROFR Notice (the “Designated ROFR Space”) upon such Economic Terms and the same non-Economic Terms as set forth in this Lease. In the event that Tenant does not timely commit in writing to lease the Designated ROFR Space on the foregoing terms, then Landlord shall be free to lease same thereafter without any constraint, and Tenant shall have no further rights to any such Designated ROFR Space. Should Tenant timely elect to lease the Designated ROFR Space, then Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease consistent with the foregoing, and Tenant shall execute and return same to Landlord within 10 business days. Tenant’s failure to timely return the amendment shall entitle Landlord to specifically enforce Tenant’s commitment to lease the Designated ROFR Space, to lease such space to a third party without any obligation pursuant to this Section, and/or to pursue any other available legal remedy. Notwithstanding the foregoing, it is understood that Tenant’s First Refusal Right shall be subject to any extension or expansion rights previously granted by Landlord to any third party tenant in the Building, as well as to any such extension rights (but not expansion rights or new leases) which may hereafter be granted by Landlord to any third party tenant occupying the ROFR Space or any portion thereof, and Landlord shall in no event be obligated to initiate this First Refusal Right prior to leasing any portion of the ROFR Space to the then- current occupant thereof. Tenant’s rights under this Section shall be personal to the original Tenant named in this Lease and may not be assigned or transferred (except in connection with an assignment of this Lease to a Tenant Affiliate as described in Section 9.1(f) hereof). Any other attempted assignment or transfer shall be void and of no force or effect. Time is specifically made of the essence of this Section. In the event Tenant declines to lease the ROFR Space, but the lease with the prospective ROFR Space IOPLEGAL-10-26611 5/11/2018-248639-4.2 4

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 tenant is not executed within 6 months after the date on which Tenant so declined to lease the ROFR Space, then any future agreed-upon letter of intent, request for proposal or other written expression of interest with the same prospective First Refusal Right tenant shall again be subject to this First Refusal Right such that Landlord would be obligated to submit a First Right Notice with respect to the prospective First Refusal Right tenant and Tenant shall then have 5 business days in which to respond to such ROFR Notice. SECTION 2.5. RIGHT OF FIRST OFFER. Provided Tenant is not then in monetary default beyond any applicable notice (actually provided and properly received by Tenant) and cure period hereunder, Landlord hereby grants Tenant a one-time right (“First Right”) to lease the following, such right being exercisable by Tenant commencing on the execution of this Lease: Suite No. 1100 containing approximately 19,991 rentable square feet of office space and Suite 1200 containing approximately 19,483 rentable square feet of office space, all as shown on Exhibit A-2 hereto (collectively the “First Right Space”) in accordance with and subject to the provisions of this Section, provided that this First Right shall cease to be effective during the final nine (9) months of the Term unless and until Tenant exercises its extension option set forth in Section 3.4 below. Except as otherwise provided below, prior to leasing the First Right Space, or any portion thereof, to any other party during the period that this First Right is in effect and after determining that the existing tenant in the First Right Space will not extend or renew the term of its lease, Landlord shall give Tenant written notice of the basic economic terms including but not limited to the Basic Rent, term, operating expense base, security deposit, and tenant improvement allowance (collectively, the “Economic Terms”), upon which Landlord is willing to lease such particular First Right Space to Tenant or to a third party; provided that the Economic Terms shall exclude brokerage commissions and other Landlord payments that do not directly inure to the tenant’s benefit. It is understood that should Landlord intend to lease other office space in addition to the First Right Space as part of a single transaction, then Landlord’s notice shall so provide and all such space shall collectively be subject to the following provisions. Within 5 business days after receipt of Landlord’s notice, Tenant must give Landlord written notice pursuant to which Tenant shall elect to (i) lease all, but not less than all, of the space specified in Landlord’s notice (the “Designated Space”) upon such Economic Terms and the same non-Economic Terms as set forth in this Lease; (ii) refuse to lease the Designated Space, specifying that such refusal is not based upon the Economic Terms, but upon Tenant’s lack of need for the Designated Space, in which event Landlord may lease the Designated Space upon any terms it deems appropriate; or (iii) refuse to lease the Designated Space, specifying that such refusal is based upon said Economic Terms, in which event Tenant shall also specify revised Economic Terms upon which Tenant shall be willing to lease the Designated Space. In the event that Tenant does not so respond in writing to Landlord’s notice within said period, Tenant shall be deemed to have elected clause (ii) above. Any notice given by Tenant pursuant to either clause (i) or clause (iii) above shall be accompanied by Tenant’s audited financial statements for the two most recent twelve month periods, inclusive of Tenant’s most current balance sheet; should such statements reveal that Tenant’s net worth has materially decreased since the execution of this Lease, then Landlord shall have no obligation to lease the Designated Space to Tenant and may instead lease same to a third party. In the event Tenant gives Landlord notice pursuant to clause (iii) above, Landlord may elect to either (x) lease the Designated Space to Tenant upon such revised Economic Terms and the same other non- Economic Terms as set forth in this Lease, or (y) lease the Designated Space to any third party upon Economic Terms which are not materially more favorable to such party than those Economic Terms proposed by Tenant. Should Landlord so elect to lease the Designated Space to Tenant, then Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease consistent with the foregoing, and Tenant shall execute and return same to Landlord within 10 business days. Tenant’s failure to timely return the amendment shall entitle Landlord to specifically enforce Tenant’s commitment to lease the Designated Space, to lease such space to a third party, and/or to pursue any other available legal remedy. Notwithstanding the foregoing, it is understood that Tenant’s First Right shall be subject to any extension or expansion rights previously granted by Landlord to any third party tenant in the Building, as well as to any extension rights (but not expansion rights or new leases) which may hereafter be granted by Landlord to any third party tenant occupying the First Right Space or any portion thereof, and Landlord shall in no event be obligated to initiate this First Right prior to leasing any portion of the First Right Space to the then-current occupant thereof. Tenant’s rights under this Section shall be personal to the original Tenant named in this Lease and may not be assigned or transferred (except in connection with an assignment of this Lease to a Tenant Affiliate as described in Section 9.1(f) hereof). Any other attempted assignment or transfer shall be void and of no force or effect. Time is specifically made of the essence of this Section. ARTICLE III. TERM SECTION 3.1. GENERAL. The term of this Lease (“Term”) shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence on the dates set forth in Item 3 of the Basic Lease provisions. Promptly following request by Landlord, the parties shall memorialize on a form provided by Landlord (the "Commencement Memorandum") the actual Commencement Date and the Expiration Date of this Lease; should Tenant fail to execute and return the Commencement Memorandum to Landlord within 10 business days (or provide specific written objections thereto within that period), then Landlord shall provide Tenant with a second request to execute. Landlord’s second request to execute must specifically state that Tenant’s failure to execute the Commencement Memorandum within a period of 5 business days shall be deemed to be an approval of the Commencement and Expiration Dates. If Tenant’s failure to execute continues for 5 business days after its receipt of the second request, then Landlord's determination of the Commencement and Expiration Dates as set forth in the Commencement IOPLEGAL-10-26611 5/11/2018-248639-4.2 5

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 Memorandum shall be conclusive. The Premises shall be deemed “ready for occupancy” when Landlord, to the extent applicable, has substantially completed all the work required to be completed by Landlord pursuant to the Work Letter attached to this Lease but for minor punch list matters which do not materially interfere with Tenant’s use and occupancy of the Premises for their intended use, and has obtained the requisite governmental approvals for Tenant’s occupancy in connection with such work. SECTION 3.2. DELAY IN POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date set forth in Item 4 of the Basic Lease Provisions, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent until the Commencement Date occurs as provided in Section 3.1 above, except that if Landlord’s failure to substantially complete all work required of Landlord pursuant to Section 3.1(a) above is attributable to any action or inaction by Tenant (including without limitation any Tenant Delay described in the Work Letter attached to this Lease), then the Premises shall be deemed ready for occupancy, and Landlord shall be entitled to full performance by Tenant (including the payment of rent), as of the date Landlord would have been able to substantially complete such work and deliver the Premises to Tenant but for Tenant’s delay(s). SECTION 3.3. EARLY ENTRY. Following the full execution of this Lease, payment of all deposits due hereunder and delivery of proper evidence of insurance pursuant to Exhibit D hereof, Landlord shall permit Tenant and its agents to enter the Premises, 45 days prior to the Commencement Date of the Lease, in order that Tenant may install its furniture, fixtures and equipment, all in accordance with the requirements of Section 7.3 of this Lease. The foregoing license to enter the Premises prior to the Commencement Date is however, conditioned upon the compliance by Tenant’s contractors with all requirements imposed by Landlord on third party contractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers’ compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay Basic Rent or any Operating Expense, (unless Tenant commences material business operations). Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant’s risk. In no event shall the failure of Tenant’s contractors to complete the installation of its furniture, fixtures or equipment in the Premises extend the Commencement Date of the Lease. SECTION 3.4. RIGHT TO EXTEND. Provided (i) that Tenant has validly extended its lease pursuant to Section 3.5 of that certain lease dated November 30, 2011 between 4350 La Jolla Village LLC and Tenant, as amended, with respect to certain premises located at 4350 La Jolla Village Drive, San Diego, CA and Section 3.5 of that certain undated lease, as amended, between Irvine Eastgate Office I LLC and Tenant with respect to certain premises located at 4795 Eastgate Mall, San Diego, CA, (ii) is not in monetary default beyond any applicable notice (actually provided and properly received by Tenant) and cure period under any provision of this Lease at the time of exercise of the extension right granted herein, and (iii) that Tenant has not assigned or is then subletting more than thirty (30%) of the Premises (except in connection with an assignment of this Lease to a Tenant Affiliate as described in Section 9.1(f) hereof), Tenant may extend the Term of this Lease for two (2) consecutive periods of sixty (60) months each. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than twelve (12) months nor more than fifteen (15) months prior to the expiration date of the then applicable Term, Tenant’s written notice of its intent to extend (the “Exercise Notice”). Should Tenant fail timely to deliver the Exercise Notice, then this extension right (and any future extension right granted herein) shall thereupon lapse and be of no further force or effect. The Basic Rent payable under the Lease during the extension of the Term shall be at the fair market rental (the “Prevailing Rate”), including periodic adjustments, for comparable space with similar floor location and comparable views and similarly improved office space being leased within the UTC submarket “Comparable Buildings” (as defined below). Within fifteen (15) days following Tenant’s delivery of the applicable Exercise Notice, Landlord shall notify Tenant in writing (“Landlord’s Notice”) of Landlord’s calculation of the Prevailing Rate for the current extension period. Within ten (10) business days following delivery of Landlord’s Notice, Tenant may, by written notice to Landlord (“Tenant’s Notice”) elect either to (a) rescind the Exercise Notice in which event this extension right shall permanently lapse, (b) accept Landlord’s determination of the Prevailing Rate, or (c) require that the rental rate for the Premises for the extension term be determined by appraisal. In the event that Tenant’s Notice provides either that Tenant accepts Landlord’s calculation of the Prevailing Rate or that the rental rate for the extension period be determined by appraisal, Tenant shall be deemed to have irrevocably elected to extend the term of this Lease pursuant to this extension right. Should Tenant fail to timely deliver the Tenant’s Notice, then Landlord shall provide an additional notice to Tenant indicating that Landlord has not received a response to Landlord’s Notice and that if a response is not received from Tenant within fifteen (15) days from the date of Landlord’s additional notice, then Landlord’s determination of the Prevailing Rate shall be conclusive and Tenant’s Exercise Notice shall be irrevocable. Within twenty (20) days following receipt of such appraisal election, the parties shall attempt to agree on an appraiser to determine the fair market rental. If the parties are unable to agree in that time, then each party shall designate an appraiser within twenty (20) days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine IOPLEGAL-10-26611 5/11/2018-248639-4.2 6

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 the fair rental value. Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental value of the Premises. Any appraiser designated hereunder shall have an M.A.I. certification or equivalent with not less than five (5) years experience in the valuation of commercial office buildings in San Diego County, California. Within ten (10) days following the selection of the appraiser, Landlord and Tenant shall each submit in writing to the appraiser its determination of the rental rate for the current extension period (respectively, the “Landlord’s Determination” and the “Tenant’s Determination”). Should either party fail timely to submit its rental determination, then the determination of the other party shall be conclusive and binding on the parties. The appraiser shall not disclose to either party the rental determination of the other party until the expiration of that ten (10) day period or, if sooner, the appraiser’s receipt of both the Landlord’s Determination and the Tenant’s Determination. Within thirty (30) days following the selection of the appraiser and such appraiser’s receipt of the Landlord’s Determination and the Tenant’s Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects the fair market rental rate for the Premises, as reasonably extrapolated to the commencement of the current extension term. Accordingly, either the Landlord’s Determination or the Tenant’s Determination shall be selected by the appraiser as the fair market rental rate for the extension period. In determining such value, the appraiser shall consider rental comparables for new and renewal transactions in the Building and the Comparable Buildings involving similarly improved space, with appropriate adjustments for differences in location, floor height within the Building and views from the Premises and quality of project and quality of the Premises. In no event shall the appraiser lower the determination of the fair market rental rate to reflect brokerage commissions or moving allowances that do not actually reduce the rental sums paid by a tenant. At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental. The fees of the appraiser(s) shall be borne entirely by the party whose determination of the fair market rental rate was not accepted by the appraiser. Within twenty (20) days of either party’s acceptance of the other party’s rental terms or the determination of the fair market rental by appraisal, Landlord shall prepare a reasonably appropriate amendment to this Lease for the extension period and Tenant shall execute and return same to Landlord within twenty (20) days. Should the fair market rental not be established by the commencement of the current extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental. If Tenant fails to timely comply with any of the provisions of this paragraph, Tenant’s right to extend the Term may, at Landlord’s election and in addition to any other remedies that may be available to Landlord, be extinguished, in which event the Lease shall automatically terminate as of the initial expiration date of the Term. Any attempt to assign or transfer any right or interest created by this paragraph to other than a Tenant Affiliate shall be void from its inception. Tenant shall have no other right to extend the Term beyond the two consecutive sixty (60) month extensions created by this paragraph. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph. Time is specifically made of the essence in this Section. ARTICLE IV. RENT AND OPERATING EXPENSES SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset, except as otherwise set forth in this Lease, a Basic Rent for the Premises in the total amount shown in Item 6 of the Basic Lease Provisions. If the Commencement Date is other than the first day of a calendar month, any rental adjustment shown in Item 6 shall be deemed to occur on the first day of the next calendar month following the specified monthly anniversary of the Commencement Date. The rent shall be due and payable in advance commencing on the Commencement Date and continuing thereafter on the first day of each successive calendar month of the Term, as prorated for any partial month. No demand, notice or invoice shall be required. An installment in the amount of 1 full month’s Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant’s execution of this Lease and shall be applied against the Basic Rent first due hereunder; the next installment of Basic Rent shall be due on the first day of the second calendar month of the Term, which installment shall, if applicable, be appropriately prorated to reflect the amount prepaid for that calendar month. SECTION 4.2. OPERATING EXPENSE INCREASE. (a) Tenant shall compensate Landlord, as additional rent, for Tenant’s proportionate shares of “Building Costs” and “Property Taxes,” as those terms are defined below, for each Expense Recovery Period incurred by Landlord in the operation of the Building and Project during the Term that exceed the Building Cost Base and the Property Tax Base. Property Taxes and Building Costs are mutually exclusive and shall be billed separately. Tenant’s proportionate share of Property Taxes shall mean that IOPLEGAL-10-26611 5/11/2018-248639-4.2 7

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 portion of any Operating Expenses (as defined below) determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area of Premises and the denominator of which is the total rentable square footage, as determined from time to time by Landlord, of (i) the Floor Area of the Building as defined in Item 8 of the Basic Lease Provisions, for expenses determined by Landlord to benefit or relate substantially to the Building rather than the entire Project, or (ii) all or some of the buildings in the Project, for expenses determined by Landlord to benefit or relate substantially to all or some of the buildings in the Project rather than any specific building. Tenant acknowledges Landlord’s rights to make changes or additions to the Building and/or Project from time to time pursuant to Section 6.5 of the Lease, in which event the total rentable square footage within the Building and/or Project may be reasonably adjusted provided that the basis of any such adjustment is provided to Tenant in advance for Tenant’s review, and that Landlord shall reasonably cooperate with Tenant in answering questions regarding such adjustment and revising such adjustment to the extent that Tenant raises reasonable objections thereto. For convenience of reference, Property Taxes and Building Costs may sometimes be collectively referred to as “Operating Expenses”. (b) Commencing prior to the start of the first full “Expense Recovery Period” of the Lease (as defined in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant’s proportionate shares of Building Costs and Property Taxes for the Expense Recovery Period or portion thereof. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, with Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued cost reimbursements based upon the new estimate. Notwithstanding the foregoing, Landlord hereby agrees that Tenant shall not be responsible for Tenant’s proportionate share of Operating Expenses accruing for Suite 1700 and Suite 1800 during the 12 month period commencing as of the Commencement Date for Suite 1700 and Suite 1800 and Tenant’s proportionate share of Operating Expenses accruing for Suite 300 during the 12 month period commencing as of the Commencement Date for Suite 300. (c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement setting forth the actual or prorated Property Taxes and Building Costs attributable to that period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant’s estimated payments, if any, to Tenant’s actual proportionate shares as shown by the annual statement. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord in accordance with Article XVI. If actual Property Taxes or Building Costs allocable to Tenant during any Expense Recovery Period are less than the Property Tax Base or the Building Cost Base, respectively, Landlord shall not be required to pay that differential to Tenant, although Landlord shall promptly refund any applicable estimated payments collected from Tenant. Should Tenant fail to object in writing to Landlord’s determination of actual Operating Expenses within ninety (90) days following delivery of Landlord’s expense statement, Landlord’s determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on Tenant. (d) Even though the Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant’s share of Property Taxes and Building Costs for the Expense Recovery Period in which the Lease terminates, Tenant shall upon notice pay the entire increase due over the estimated expenses paid; conversely, any overpayment made in the event expenses decrease shall be rebated by Landlord to Tenant. However, in lieu thereof, Landlord may deliver a reasonable estimate of the anticipated reconciliation amount to Tenant prior to the expiration of the Term, in which event the appropriate party shall fund that amount by the termination date. (e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then Tenant’s estimated share of Property Taxes or Building Costs, as applicable, shall be increased for the month in which the increase becomes effective and for all succeeding months by an amount equal to Tenant’s proportionate share of the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant’s monthly share thereof and the months for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant’s monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective. (f) Landlord agrees to act in a commercially reasonable manner in incurring Building costs, taking into consideration the class and quality of the Building. The term “Building Costs” shall include all charges and expenses pertaining to the operation, management, maintenance and repair of the Building and the Project, together with all appurtenant Common Areas (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums or reasonable premium equivalents should Landlord elect to self-insure any risk or commercially reasonable deductible that Landlord is authorized to insure hereunder; license, permit, and inspection fees (not associated with tenant improvements for other tenants in the Building); heat; light; power; janitorial services; the cost of equipping, staffing and operating an on-site management office for the Building and Project; all labor and labor-related costs for personnel applicable to the Building and Project, including both Landlord's personnel and outside personnel (but specifically excluding wages and/or benefits attributable to personnel above the level of Project manager); a commercially reasonable IOPLEGAL-10-26611 5/11/2018-248639-4.2 8

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 Landlord overhead/management fee consistent with that charged by landlords of comparable projects in the area; reasonable fees for unrelated Landlord third party consulting services; access control/security costs, inclusive of the reasonable cost of improvements made to enhance access control systems and procedures; repairs; air conditioning; supplies; materials; equipment; tools; tenant services; programs instituted to comply with transportation management requirements; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and 10.2 and Exhibits B and C below; costs incurred (capital or otherwise) on a regular recurring basis every three (3) or more years for normal maintenance projects (e.g., parking lot slurry coat or replacement of lobby, corridor and elevator cab carpets and coverings); and the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) which are intended to maintain the safety of the Building and/or Project, reduce other operating costs or increases thereof (provided that Landlord, based on third party advice, reasonably believes that such improvements will reduce costs or improve the operating efficiency of the Building and then only to the extent of the cost savings actually realized), or upgrade Building and/or Project security, or which are required to bring the Building and/or Project into compliance with applicable laws and building codes enacted after the date of this Lease. Landlord shall amortize the cost of capital improvements on a straight-line basis over the lesser of the Payback Period (as defined below) or the useful life of the capital improvement as reasonably determined by Landlord. Any amortized Building Cost item with respect to which Landlord did not receive a discount for early payment may include, at Landlord's option, an actual or imputed interest rate that Landlord would reasonably be required to pay to finance the cost of the item (not to exceed prime rate as determined by the Federal Reserve Bank of San Francisco), applied on the unamortized balance. "Payback Period" shall mean the reasonably estimated period of time that it takes for the cost savings, if any, resulting from a capital improvement item to equal the total cost of the capital improvement. It is understood that Building Costs shall include competitive charges for direct services provided by any subsidiary or division of Landlord, except to the extent payment for such is included in the staffing costs and management fee described above. If any Building Cost is applicable to one or more buildings or properties in addition to the Building, then that cost shall be equitably prorated and apportioned among the Building and such other buildings or properties. In no event shall Landlord be entitled to a reimbursement from Tenant for Building Costs and Property Taxes in excess of 100% of the costs actually paid or incurred by Landlord in any applicable fiscal year. The term “Property Taxes” as used herein shall include the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time or reduced as a result of any appeal; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, except that general net income and franchise taxes imposed against Landlord shall be excluded; and (iii) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and (iv) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. Property Taxes shall not include any federal and state income taxes, capital levy, capital stock, gift, estate or inheritance tax. If a tax assessment is payable in installments, Property Taxes for that year shall include the amount of the installment and any interest due and payable during that year, if any, as a result of the installment payment. A copy of Landlord’s unaudited statement of expenses shall be made available to Tenant upon request. The Building Costs, inclusive of those for the Base Year, shall be extrapolated by Landlord to reflect at least ninety-five percent (95%) occupancy of the rentable area of the Building. In the event a service or item is added subsequent to the Base Year (e.g., earthquake insurance), and is included in Building Costs, the Base Year shall be grossed up to reflect what Building Costs would have been had such service or item been provided for the entire Base Year. (g) Notwithstanding the foregoing, Operating Expenses shall exclude the following: (i) Any ground lease rental; (ii) Costs incurred by Landlord with respect to goods and services other than parking (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord is entitled to reimbursement for such costs other than through the Operating Expense pass-through provisions of such tenants' lease; (iii) Costs incurred by Landlord for repairs, replacements and/or restoration to or of the Building or the Project to the extent that Landlord is reimbursed by insurance (or would have been reimbursed if Landlord had maintained the insurance required of Landlord herein) or condemnation proceeds or by tenants (other than through Operating Expense pass-throughs), warrantors or other third persons or arising in connection with defects in the Building, or related to events occurring prior to the Commencement Date; (iv) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for other tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building, or costs and expenses incurred by Landlord in curing, repairing or replacing any structural portion of the Building made necessary as a result of original construction defects in design, workmanship or materials; (v) Costs arising from Landlord's charitable or political contributions; (vi) Attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with former, present and/or prospective tenants or other occupants of the Building, except those attorneys' fees and other costs and expenses incurred in IOPLEGAL-10-26611 5/11/2018-248639-4.2 9

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 connection with negotiations, disputes or claims relating to items of Operating Expenses, enforcement of rules and regulations of the Building and such other matters relating to the maintenance of standards required of Landlord under this Lease; (vii) Capital expenditures as determined in accordance with generally accepted accounting principles, consistently applied, except as otherwise provided in subsection (f) above; (viii) Brokers commissions, finders' fees, attorneys' fees, entertainment and travel expenses and other costs incurred by Landlord in leasing or attempting to lease space in the Building and the cost of any credits, allowances or other lease concessions granted to any tenant (including Tenant) under the terms of its lease; (ix) Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building; (x) Costs, legal fees, fines or penalties incurred by Landlord due to the violation by Landlord of (i) any governmental rule or regulation (provided that costs of complying with such governmental requirements may be included unless otherwise provided herein) or (ii) the terms and conditions of any lease of space in the Building or the Project; (xi) Overhead and profit increments paid to subsidiaries or affiliates of Landlord for services provided to the Building to the extent the same exceeds the costs that would generally be charged for such services if rendered on a competitive basis (based upon a standard of similar office buildings in the general market area of the Premises) by unaffiliated third parties capable of providing such service; (xii) Interest, principal, fees and other typical lender expenses associated with any debt, whether secured or unsecured, on debt or amortization on any mortgage or mortgages encumbering the Building or the Project; (xiii) Landlord's general corporate overhead and costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of operating, maintaining, repairing and managing the Building), except as it relates to the specific management of the Building or Project; (xiv) Costs of installing the initial landscaping or subsequent sculpture, paintings and objects of art for the Building and Project; (xv) Advertising and promotional expenditures incurred in promoting and/or marketing the Building or the Project; (xvi) Any and all expenses (excluding water) associated with the maintenance, repair, and operation of the health club in the Building and the cost of installing, operating and maintaining any specialty services, such as a luncheon club, retail store, sundries shop, newsstand, concession, concierge service; (xvii) Salaries or fringe benefits of Landlord’s employees above the grade of general manager; (xviii) The cost of complying with any laws in effect (and as enforced) on the Commencement Date, provided that if any portion of the Building or the Project that was in compliance with all applicable laws on the Commencement Date becomes out of compliance due to normal wear and tear, the non-capital costs of bringing such portion of the Building or Project into compliance shall be included in Project Costs unless otherwise excluded pursuant to the terms hereof; (xix) The cost of any judgment, settlement or arbitration award resulting from any negligence or misconduct of Landlord; (xx) Earthquake insurance premiums unless such costs are included in the Building Cost Base or unless the Building Cost Base is thereupon “grossed up” to reflect the first year’s cost; (xxi) Any deduction for depreciation of the Building taken on Landlord’s income tax returns; and (xxii) Costs or fees relating to the defense of Landlord’s title to or interest in the Building or Project unless due to the acts or omissions of any tenant, including Tenant. (h) Notwithstanding the foregoing, for purposes of computing Tenant's proportionate share of Building or Project Costs, the Controllable Expenses (hereinafter defined) shall not increase by more than 5% per Expense Recovery Period on a compounding and cumulative basis over the course of the initial Term. In other words, Controllable Expenses for the first fiscal year after the Base Year shall not exceed 105% of the Controllable Expenses for the Base Year. Controllable Expenses for the second fiscal year after the Base Year shall not exceed 105% of the limit on Controllable Expenses for the first fiscal year after the Base Year, etc. By way of illustration, if Controllable Expenses were $10.00 per rentable square IOPLEGAL-10-26611 5/11/2018-248639-4.2 10

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 foot for the Base Year, then Controllable Expenses for the first Expense Recovery Period year following the Base Year shall not exceed $10.50 per rentable square foot, and Controllable Expenses for the second Expense Recovery Period following the Base Year shall not exceed $11.03 per rentable square foot. "Controllable Expenses" shall mean all Building or Project Costs exclusive of Property Taxes, the cost of insurance, utilities and capital improvements. (i) Provided Tenant is not then in monetary default beyond any applicable notice (actually provided and properly received by Tenant) and cure period hereunder, Tenant shall have the right to cause a certified public accountant, engaged on a non-contingency fee basis, to audit Operating Expenses by inspecting Landlord's general ledger of expenses not more than once during any Expense Recovery Period. However, to the extent that insurance premiums are determined by Landlord on the basis of an internal allocation of costs utilizing information Landlord in good faith deems proprietary, such expense component shall not be subject to audit so long as it does not exceed the amount per square foot typically imposed by landlords of other first class office projects in San Diego, California. Tenant shall give notice to Landlord of Tenant's intent to audit within sixty (60) days after Tenant's receipt of Landlord's expense statement which sets forth Landlord's actual Operating Expenses. Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where such accounts are maintained. If Tenant's audit determines that actual Operating Expenses have been overstated by more than five percent (5%), then subject to Landlord's right to review and/or contest the audit results, Landlord shall (i) reimburse Tenant for the reasonable out- of-pocket costs of such audit and (ii) if no payments are then due and owing Landlord from Tenant under the terms of this Lease which have not been timely paid, refund the amount of any overpayment to Tenant. In addition, if any component of Operating Expenses is determined to be either inappropriate or excessive during an Expense Recovery Period, and if the Building Cost Base or Property Tax Base also included such component, then the appropriate Base shall concurrently be adjusted if and to the extent appropriate. In the event of a dispute between Landlord and Tenant regarding such audit, either party may elect to submit the matter for binding arbitration with the American Arbitration Association under its Arbitration Rules for the Real Estate Industry, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, (other than any regulatory agency exercising jurisdiction over Tenant and as required by any applicable law, rule or regulation, including, without limitation, any applicable rule of any exchange on which Tenant’s stock may be listed, in each instance such disclosure shall only be to the extent required), directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant's auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit. ARTICLE V. USES SECTION 5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof, except for those agencies or bureaus whose use is reasonably acceptable to Landlord; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools, temporary employment agencies or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably, as determined by Landlord, interfere with the rights or quiet enjoyment of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not do or permit to be done anything which Landlord has notified Tenant will invalidate or increase the cost of any insurance policy(ies) covering the Building, the Project and/or their contents, and shall comply with all applicable insurance underwriters rules of which it is provided actual notice. Except to the extent such costs and expenses are properly included in Project Costs, Landlord shall comply with all laws relating to the Base Building (hereinafter defined), provided that compliance with such laws are not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy (or its legal equivalent) for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or a significant liability for Tenant. Landlord shall have the right to contest any such violations in good faith. For purposes herein, "Base Building" shall include the structural portions of the Building and the Project, the public restrooms and Common Areas and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety and handicap access requirements for the Premises, whether or not Tenant’s compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. IOPLEGAL-10-26611 5/11/2018-248639-4.2 11

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 Tenant shall not generate, handle, store or dispose of hazardous or toxic materials (as such materials may be identified in any federal, state or local law or regulation) in the Premises or Project without the prior written consent of Landlord; provided that the foregoing shall not be deemed to proscribe the use by Tenant of customary office supplies in normal quantities or of computer, electronic or associated equipment consistent with the permitted use of the Premises, so long as such use comports with all applicable laws. Tenant agrees that it shall promptly complete and deliver to Landlord any disclosure form regarding hazardous or toxic materials that may be required by any governmental agency. Tenant shall also, from time to time upon request by Landlord, execute such affidavits concerning Tenant’s best knowledge and belief regarding the presence of hazardous or toxic materials in the Premises. Landlord shall have the right at any time to perform an assessment of the environmental condition of the Premises and of Tenant’s compliance with this Section. As part of any such assessment, Landlord shall have the right, upon twenty-four (24) hours prior notice to Tenant (except in the case of an emergency) and when accompanied by a representative of Tenant (to the extent Tenant makes a representative available), to enter and inspect the Premises and to perform tests, provided those tests are performed in a manner that minimizes disruption to Tenant. Tenant will cooperate with Landlord in connection with any assessment by, among other things, promptly responding to inquiries and providing relevant documentation and records. The reasonable cost of the assessment/testing shall be reimbursed by Tenant to Landlord if such assessment/testing determines that Tenant failed to comply with the requirements of this Section. In all events Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous or toxic materials caused by Tenant, its agents, employees, contractors, subtenants or licensees (except to the extent any such parties are affiliated with Landlord or under Landlord’s control). The foregoing covenants shall survive the expiration or earlier termination of this Lease. As of the date hereof, Landlord has not received notice from any governmental agencies that the Building is in violation of Title III of the Americans with Disabilities Act or any other laws affecting the construction or occupancy of the Building. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises." If Tenant requests to perform a CASp inspection of the Premises, Tenant shall, at its cost, retain a CASp approved by Landlord (provided that Landlord may designate the CASp, at Landlord’s option) to perform the inspection of the Premises at a time agreed upon by the parties. Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the "CASp Report") and Tenant shall, at its cost, promptly complete any modifications necessary to correct violations of construction related accessibility standards identified in the CASp Report, notwithstanding anything to the contrary in this Lease. Tenant agrees to keep the information in the CASp Report confidential except as necessary for the Tenant to complete such modifications. SECTION 5.2. SIGNS. Landlord, at Landlord’s sole cost and expense, shall affix and maintain a sign (restricted solely to Tenant’s name as set forth herein or such other name as Landlord may consent to in writing) adjacent to the entry door of the Premises, together with a directory strip listing, which listing shall consist of two (2) lines per 1,000 rentable square feet leased, Tenant's name as set forth herein in the lobby directory of the Building. Any subsequent changes to that initial signage shall be at Tenant's sole expense. All signage shall conform to the criteria for signs established by Landlord and shall be ordered through Landlord. Tenant shall not place or allow to be placed any other sign, decoration or advertising matter of any kind that is visible from the exterior of the Premises. Any violating sign or decoration may be immediately removed by Landlord at Tenant’s expense without notice and without the removal constituting a breach of this Lease or entitling Tenant to claim damages. SECTION 5.3. ELEVATOR SIGNAGE. Provided that Tenant is then leasing and occupying the entire rentable area on any floor of the Building, Tenant shall be permitted to install an identity sign in the elevator lobby of that floor, which sign shall consist only of the name of Tenant. The dimensions, location, design, and manner of installation of such signage shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Installation and maintenance of the sign shall be at Tenant’s sole cost and expense. In the event Tenant ceases at any time to lease all of such floor and Landlord enters into a lease of all or any portion of such space to a third party that is not a Tenant Affiliate (as described in Section 9.1(f) hereof), then Tenant shall promptly remove such signage upon request by Landlord. Tenant shall also remove the signage upon the expiration or sooner termination of this Lease. Tenant agrees that it shall bear the cost of any resulting repairs to the Building that are reasonably necessary due to the removal. SECTION 5.4. BUILDING TOP SIGN. Tenant, during the initial Lease Term, shall be permitted to install two (2) exclusive building top signs at the Building (the “Building Top Sign”) at such locations as mutually agreed by the parties after good faith consultation, which signage shall consist only of the name “BofI Federal Bank” or, the name referenced and approved by Landlord in an email dated April 27, 2018 from Derrick Walsh, Senior Vice President and Chief Accounting Officer, a representative of Tenant, to J. P. Huntington, Leasing Director, a representative of Landlord. Tenant shall submit detailed drawings IOPLEGAL-10-26611 5/11/2018-248639-4.2 12

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 of its proposed Building Top Sign to Landlord for Landlord’s review and approval. The Building Top Sign shall conform to any and all reasonable Building signage standards imposed by Landlord and must be approved by any and all applicable municipality, county or association rules and regulations including but not limited to those adopted by the city of San Diego. All costs relating to the design, fabrication, installation, maintenance, repair, replacement and removal of the Building Top Sign shall be at Tenant’s sole cost and expense. Tenant’s signage rights shall belong solely to BofI Holding, Inc., as Tenant, and may not be transferred or assigned (except in connection with an assignment of this Lease to a Tenant Affiliate as described in Section 9.1(f) of this Lease) without Landlord’s prior written consent, which may be withheld by Landlord in Landlord’s sole discretion. In the event Tenant, (i) is in monetary default of this Lease beyond applicable notice and cure periods, (ii) assigns this Lease or sublets more than one (1) full floor at the Building, or (iii) fails to lease 136,313 rentable square feet at the Building and the building owned by Landlord’s affiliate at 4350 La Jolla Village Drive, then Tenant shall, within thirty (30) days following notice from Landlord, remove the Building Top Sign at Tenant’s expense. Tenant shall also remove such Building Top Sign promptly following the expiration or earlier termination of the Lease. Any such removal shall be at Tenant’s sole expense, and Tenant shall bear the cost of any resulting repairs to the monument or wall of the Building that are reasonably necessary due to the removal. If Tenant fails to complete the installation of either or both the Building Top Sign by February 28, 2019, then to the extent not yet installed, the Building Top Sign rights granted Tenant herein shall be null and void and of no further force or effect. ARTICLE VI. LANDLORD SERVICES SECTION 6.1. UTILITIES AND SERVICES. Landlord shall furnish to the Premises the utilities and services in accordance with the standards of a comparable Class A office building of similar age, design and location in San Diego, California and as generally described in Exhibit B, subject to the conditions and payment obligations and standards set forth in this Lease. Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord’s reasonable control, nor shall Landlord be liable for damages resulting from power surges or any breakdown in telecommunications facilities or services. Landlord’s temporary inability to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive business days as a result of a service interruption that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of rent payable hereunder during the period beginning on the 4th consecutive business day of the service interruption and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the service interruption, the amount of abatement shall be equitably prorated. Tenant shall comply with all reasonable rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord. Subject to the provisions of Section 7.5 below, Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord. SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate and maintain all Common Areas within the Building and the Project in a manner consistent with comparable Class A buildings in the vicinity of the Building. The term “Common Areas” shall mean all areas within the Building and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common entrances and lobbies, elevators, and restrooms not located within the premises of any tenant. SECTION 6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with all reasonable rules and regulations as are prescribed from time to time by Landlord. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy, except as otherwise provided in this Lease or in Landlord’s reasonable rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose. SECTION 6.4. PARKING. Parking shall be provided in accordance with the provisions set forth in Exhibit C to this Lease. SECTION 6.5. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building or the Project, or to the attendant fixtures, equipment and Common Areas. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises and the Building retains its character as a Class A building in the San Diego, California metropolitan area. Except in the case of emergency actions undertaken by Landlord, Landlord shall provide Tenant with advance notice of IOPLEGAL-10-26611 5/11/2018-248639-4.2 13

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 any planned closing or restricted access or planned interruption of services to the Building or the Premises. SECTION 6.6. SATELLITE DISH. Tenant shall have the right to maintain and operate within an area designated by Landlord on the roof of the Building (the “Licensed Area”), during the Term of this Lease, 1 satellite dish (the “Dish”) up to 24 inches in diameter (of which the height, appearance and installation procedures must be approved in writing by Landlord) in accordance with and subject to the following terms. Landlord may impose a reasonable architectural review fee in connection with its approval of the Dish, and Tenant shall pay same promptly following demand. Tenant shall utilize a contractor acceptable to Landlord to install the Dish, which contractor shall comply with Landlord’s construction rules for the Building, including without limitation Landlord’s standard insurance requirements. Landlord reserves the right upon reasonable notice to Tenant to require either (a) the relocation of all equipment installed by Tenant to another location on the roof of the Building, or (b) the removal of any or all of such equipment should Landlord determine that its presence may result in damage to the Building and that Tenant has not made satisfactory arrangements to protect Landlord therefrom. Tenant shall use the Licensed Area only for the operation and maintenance of the Dish and the necessary mechanical and electrical equipment to service the Dish. The right to utilize the Dish and Licensed Area shall be limited solely to Tenant, and in no event may Tenant assign or sublicense such right (except in connection with a transfer to a Tenant Affiliate as described in Section 9.1(f) hereof). Tenant shall not use or permit any other person to use the Licensed Area for any improper use or for any operation which would constitute a nuisance, and Tenant shall at all times conform to and cause all persons using any part of the Licensed Area to comply with all public laws, ordinances and regulations from time to time applicable thereto and to all operations thereon. Tenant shall require its employees, when using the Licensed Area, to stay within the immediate confines thereof. In the event a cable television system is operating in the area, Tenant shall at all times conduct its operations so as to ensure that the cable television system shall not be subject to harmful interference as a result of such operations by Tenant. Upon notification from Landlord of any such interference, Tenant agrees to immediately take the necessary steps to correct such situation, and Tenant’s failure to do so shall be deemed a default under the terms of this Lease. During the Lease Term, Tenant shall comply with any standards promulgated by applicable governmental authorities or otherwise reasonably established by Landlord regarding the generation of electromagnetic fields. Should Landlord determine in good faith at any time that the Dish poses a health or safety hazard to occupants of the Building, Landlord may require Tenant to remove the Dish or make other arrangements satisfactory to Landlord. Any claim or liability resulting from the use of the Dish shall be subject to Tenant’s indemnification obligation as set forth in Section 10.3 of the Lease. Upon the expiration or earlier termination of this Lease, Tenant shall remove the Dish and all other equipment installed by it and shall restore the Licensed Area to its original condition. Tenant understands and agrees that should it fail to install the Dish within 180 days following the Commencement Date, then Tenant’s right to install same thereafter shall be null and void. ARTICLE VII. MAINTAINING THE PREMISES SECTION 7.1. TENANT’S MAINTENANCE AND REPAIR. Tenant at its sole expense shall make all repairs necessary to keep the Premises and all improvements and fixtures therein in the condition as existed on the Commencement Date (or on any later date that the applicable improvements may have been installed), excepting ordinary wear and tear, loss by fire or other casualty not caused by Tenant or condemnation. Notwithstanding Section 7.2 below, Tenant’s maintenance obligation shall include without limitation all appliances, non-building standard lighting/electrical systems (except to the extent installed in connection with the Tenant Improvements), and plumbing fixtures and installations located within the Premises, together with any supplemental HVAC equipment servicing only the Premises. All repairs shall be at least equal in quality to the original work, shall be made only by a licensed, bonded contractor approved in writing in advance by Landlord and shall be made only at the time or times reasonably approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord’s standard reasonable requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. Alternatively, should Landlord or its management agent agree to make a repair on behalf of Tenant and at Tenant’s request, Tenant shall promptly reimburse Landlord as additional rent for all costs incurred (including the standard coordination fee of Landlord’s management agent) upon submission of an invoice. SECTION 7.2. LANDLORD’S MAINTENANCE AND REPAIR. Subject to Article XI, Landlord shall provide service, maintenance and repair (and replace as needed) with respect to the heating, ventilating and air conditioning (“HVAC”) equipment of the Building (exclusive of any supplemental HVAC equipment servicing only the Premises) (including primary loops connected to the core, distribution ducts located above the ceiling and behind the walls of the Premises and vents and thermostats within the Premises) and shall maintain in good repair (and replace as needed) the Common Areas (including the men’s and women’s washrooms on Tenant’s floor), roof, foundations, footings, the exterior surfaces (including the exterior glass) of the exterior walls, the stairs, and stairwells of the Building, and the structural, electrical (including light and light fixtures within the Premises and replacement of lamps, starters and ballasts for Building-standard lighting fixtures within the Premises and theses Building- standard lighting fixtures installed in connection with the tenant improvements), sprinkler systems (including portions of such systems connected to the core and any distribution throughout the Premises), mechanical, elevator and plumbing systems of the Building except as provided in Section 7.1 above. Landlord shall have the right to employ or designate any reputable person or firm, including any employee IOPLEGAL-10-26611 5/11/2018-248639-4.2 14

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 or agent of Landlord or any of Landlord’s affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset. Except as provided in Sections 11.1 and 12.1 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises. If, as a result of work being performed by Landlord, Landlord temporarily closes all or any portion of the Premises for a period in excess of 3 consecutive business days, Tenant, as its sole remedy, shall be entitled to receive a per diem abatement of Basic Rent in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises during the period beginning on the 4th consecutive business day of closure and ending on the date on which the Premises are returned to Tenant in a tenantable condition. Tenant, however, shall not be entitled to abatement if the repairs, alterations and/or additions to be performed are required as a result of the acts or omissions of Tenant, its agents, employees or contractors (except Landlord or its affiliates), including, without limitation, a default by Tenant in its maintenance and repair obligations under the Lease. SECTION 7.3. ALTERATIONS. Except for alteration projects costing less than $25,000.00 and satisfying the criteria in the next following sentence (which work shall require notice to Landlord but not Landlord’s consent), Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord. Landlord’s consent shall not be unreasonably withheld, conditioned or delayed as long as the proposed changes do not affect the structural, electrical or mechanical components or systems of the Building, are not visible from the exterior of the Premises, and utilize only building standard materials. Landlord may impose, as a condition to its consent, any requirements that Landlord in its reasonable discretion may deem reasonable or desirable, including but not limited to a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time, and contractor for performance of the work. Without limiting the generality of the foregoing, Tenant shall use Landlord’s designated mechanical and electrical contractors for all work affecting the mechanical or electrical systems of the Building. Should Tenant perform any work that would necessitate any ancillary Building modification or other expenditure by Landlord, then Tenant shall promptly fund the cost thereof to Landlord. Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances, and Landlord shall be entitled to a supervision fee in the amount of three percent (3%) of the cost of the work, which fee shall not be imposed if the nature and scope of the Tenant work is exclusively cosmetic (i.e. carpet and paint) in nature and not part of a larger Tenant improvement project, in which case the fee shall be applied. Under no circumstances shall Tenant make any improvement which incorporates asbestos-containing construction materials into the Premises. Tenant shall use commercially reasonable efforts not to prosecute any alteration work that results in picketing or labor demonstrations in or about the Building or Project. Any request for Landlord’s consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Landlord may elect to cause its architect to review Tenant’s architectural plans, and the reasonable cost of that review shall be reimbursed by Tenant. Should the work proposed by Tenant modify the internal configuration of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord’s systems. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at the time of Landlord’s consent to the alteration or improvement, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, such alteration or improvement installed either by Tenant or by Landlord at Tenant’s request. Tenant shall repair any damage to the Premises arising from that removal and restore the affected area to its pre- existing condition, reasonable wear and tear excepted. Tenant shall not be required to remove any improvements existing in the Premises as of the date of this Lease or any of the paint or carpet improvements made as part of the improvements described in Exhibit X of this Lease; provided, however, Tenant shall be obligated to remove the supplemental HVAC unit in the Premises. Except as otherwise provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises at the request of Tenant, Landlord shall be entitled to prompt payment from Tenant of the reasonable cost thereof, inclusive of the standard coordination fee of Landlord’s management agent (but exclusive of any fees in any way pertaining to the management of any contractor affiliated with Landlord). SECTION 7.4. MECHANIC’S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant, unless such work is in connection with any improvements constructed by or under contract with Landlord, who is responsible for the payment thereof. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord’s attorneys’ fees, shall be reimbursed by Tenant promptly following Landlord’s demand, together with interest from the date of payment by Landlord at the IOPLEGAL-10-26611 5/11/2018-248639-4.2 15

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 maximum rate permitted by law until paid. Tenant shall give Landlord no less than twenty (20) days’ prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of nonresponsibility on the Premises. SECTION 7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times, upon twenty- four (24) hours prior notice to Tenant (except in the case of an emergency) and when accompanied by a representative of Tenant (to the extent Tenant makes a representative available), have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the final six months of the Term or when an uncured Tenant default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall at all times have and retain a key which unlocks all of the doors in the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises. Landlord shall use its commercially reasonable efforts to interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises and to use reasonable efforts to preserve the confidentiality of information held by Tenant in the Premises. Due to the nature of Tenant’s business and the confidentiality of information related thereto, Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the Premises, provided Tenant makes such employee available at the time Landlord or such other party desires to enter the Premises. SECTION 7.6. SPACE PLANNING AND SUBSTITUTION. INTENTIONALLY DELETED ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT’S PROPERTY Tenant shall be liable for and shall pay before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises. When possible Tenant shall cause its personal property to be assessed and billed separately from the real property of which the Premises form a part. If any taxes on Tenant’s personal property are levied against Landlord or Landlord’s property and if Landlord pays the same, or if the assessed value of Landlord’s property is increased by the inclusion of a value placed upon the personal property of Tenant and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. ARTICLE IX. ASSIGNMENT AND SUBLETTING SECTION 9.1. RIGHTS OF PARTIES. (a) Except as otherwise specifically provided herein, Tenant may not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant’s interest in this Lease, or permit the Premises to be occupied by anyone other than Tenant, without Landlord’s prior written consent, which consent shall not unreasonably be withheld, conditioned or delayed in accordance with the provisions of Section 9.1(c). For purposes of this Lease, references to any subletting, sublease or variation thereof shall be deemed to apply not only to a sublease effected directly by Tenant, but also to a sub-subletting or an assignment of subtenancy by a subtenant at any level. No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action, including its acceptance of any name for listing in the Building directory. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the “Bankruptcy Code”), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord’s standard for consent as set forth in Section 9.1(c) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption. (b) The sale of all or substantially all of the assets of Tenant (other than bulk sales in the ordinary course of business) shall be deemed an assignment within the meaning and provisions of this Article. (c) Except as otherwise specifically provided herein, if Tenant or any subtenant hereunder desires to transfer an interest in this Lease, Tenant shall first notify Landlord and request in writing IOPLEGAL-10-26611 5/11/2018-248639-4.2 16

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 Landlord’s consent to the transfer. Tenant shall also submit in writing to Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment (including without limitation the rent and other economic provisions, term, improvement obligations and commencement date); (iv) evidence that the proposed assignee or subtenant will comply with the requirements of Exhibit D to this Lease; and (v) any other information reasonably requested by Landlord and reasonably related to the transfer. Except as provided in Subsection (d) of this Section, Landlord shall not unreasonably withhold, condition or delay its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord’s commitment to other tenants of the Building and Project; (2) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within ninety (90) days of the request for Landlord’s consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord’s consent; (3) the proposed subtenant or assignee is, in Landlord's good faith determination, appropriate for tenancy in a first class office project; (4) the proposed assignee or subtenant is neither an existing tenant or occupant of the Building or Project nor a prospective tenant with whom Landlord has been actively negotiating; and (5) the proposed transferee is not an SDN (as defined below) and will not impose additional burdens or security risks on Landlord. If Landlord consents to the proposed transfer, then the transfer may be effected within ninety (90) days after the date of the consent upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord’s reasonable consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within twenty (20) days following receipt of Tenant’s written notice and the information set forth above. Tenant shall pay to Landlord a transfer fee of Five Hundred Dollars ($500.00) if and when any transfer request submitted by Tenant is approved. (d) Notwithstanding the provisions of Subsection (c) above, but except in connection with a proposed assignment or subletting to a Tenant Affiliate, in lieu of consenting to a proposed assignment or subletting, Landlord may elect to (i) sublease the Premises (or the portion proposed to be subleased), or take an assignment of Tenant’s interest in this Lease, upon the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of personal property, the use of Tenant’s name or the continuation of Tenant’s business), or (ii) terminate this Lease as to the portion of the Premises proposed to be subleased or assigned with a proportionate abatement in the rent payable under this Lease, effective on the date that the proposed sublease or assignment would have commenced if the assignment or subletting is for more than fifty percent (50%) of the remaining Lease Term. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee identified by Tenant. (e) Should any assignment or subletting occur (except in connection with a proposed assignment or subletting to a Tenant Affiliate), Tenant shall promptly pay or cause to be paid to Landlord, as additional rent, fifty percent (50%) of any amounts paid by the assignee or subtenant, however described and whether funded during or after the Lease Term, to the extent such amounts are in excess of the sum of (i) the scheduled rental sums payable by Tenant hereunder (or, in the event of a subletting of only a portion of the Premises, the rent allocable to such portion as reasonably determined by Landlord) and (ii) the direct out-of-pocket costs, as evidenced by third party invoices provided to Landlord, incurred by Tenant to effect the transfer, which costs shall be amortized over the remaining Term of this Lease or, if shorter, over the term of the sublease. Upon request by Landlord, Tenant and all other parties to the transfer shall memorialize in writing the amounts to be paid pursuant to this paragraph. (f) Notwithstanding the foregoing, provided Tenant is not then in monetary default beyond any applicable notice (actually provided and properly received by Tenant) and cure period hereunder and the successor entity has a net worth (computed in accordance with generally accepted accounting principles, except that intangible assets such as goodwill, patents, copyrights, and trademarks shall be excluded in the calculation (“Net Worth”)) at the time of the transfer that is at least equal to the Net Worth of Tenant immediately before the transfer, Tenant may, without Landlord's prior consent but with prior written notice to Landlord and subject to the provisions of Section 9.2, assign or transfer its right, title and interest in this Lease or sublease the Premises to any of the following: (i) any entity resulting from a merger or consolidation with Tenant or any subsidiary of Tenant; (ii) any entity succeeding to the business and assets of Tenant or any subsidiary of Tenant; or (iii) any entity controlling, controlled by, or under common control with, Tenant (collectively, "Tenant Affiliate"). Tenant’s notice to Landlord shall include reasonable information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. Promptly following the effectiveness of any such transfer, Tenant shall provide to Landlord copies of all pertinent transfer documents and such other information pertaining thereto as Landlord may reasonably request. SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant, or any successor-in-interest to Tenant hereunder, of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant’s obligations, under this Lease. Such joint and several liability shall not be discharged or impaired by any subsequent modification or extension of this Lease. No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord, both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared IOPLEGAL-10-26611 5/11/2018-248639-4.2 17

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 by Landlord and consistent with the requirements of this Article, and the assignee/subtenant independently complies with all of the insurance requirements of Tenant as set forth in Exhibit D and evidence thereof is delivered to Landlord. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease. In addition to the foregoing, no change in the status of Tenant or any party jointly and severally liable with Tenant as aforesaid (e.g., by conversion to a limited liability company or partnership) shall serve to abrogate the liability of any person or entity for the obligations of Tenant, including any obligations that may be incurred by Tenant after the status change by exercise of a pre-existing right in this Lease. SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be included in each sublease: (a) Tenant hereby irrevocably assigns to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of the Premises, and Landlord, upon no less than 3 days notice to Tenant, may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant’s obligations under this Lease beyond applicable notice and cure periods, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant’s obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists (after the lapse of any applicable notice and cure period) in the performance of Tenant’s obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord. In the event Landlord collects amounts from subtenants that exceed the total amount then due from Tenant hereunder, Landlord shall promptly remit the excess to Tenant. (b) In the event of the termination of this Lease, Landlord may, at its sole option, take over Tenant’s entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord’s consent or for any advance rental payment by the subtenant in excess of one month’s rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease. (c) Tenant agrees that Landlord may, at its sole option, authorize a subtenant of the Premises to cure a default by Tenant under this Lease. ARTICLE X. INSURANCE AND INDEMNITY SECTION 10.1. TENANT’S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date. SECTION 10.2. LANDLORD’S INSURANCE. Landlord shall provide the following types of insurance, with or without deductible and in amounts and coverages as may be reasonably determined by Landlord: (i) property insurance, subject to standard exclusions (such as, but not limited to, earthquake and flood exclusions), covering the full replacement cost of the Building including all Tenant Improvements constructed pursuant to the Work Letter within the Premises (the “Property Policy”), and (ii) commercial general liability insurance in amounts of at least $2,000,000. In addition, Landlord may, at its election, obtain insurance for such other risks as Landlord or its mortgagees may from time to time deem appropriate in its sole discretion, including without limitation, coverage for earthquake, flood, and commercial general liability in the amounts in excess of the amount required above. Landlord shall not be required to carry insurance of any kind on any tenant improvements or alterations in the Premises installed by Tenant or its contractors or otherwise removable by Tenant (collectively, "Tenant Installations"), as well as any trade fixtures, furnishings, equipment, interior plate glass, signs and all items of personal property in the Premises, and Landlord shall not be obligated to repair or replace any of the foregoing items should damage occur. All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs. SECTION 10.3. INDEMNITY. Subject to the provisions of Section 10.5 below, except to the extent caused by the negligence or willful misconduct of Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagees and agents (the “Landlord Parties”), Tenant shall indemnify, defend and hold Landlord and Landlord Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by IOPLEGAL-10-26611 5/11/2018-248639-4.2 18

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of law) of Tenant, the Tenant Parties (defined below) or any of Tenant’s transferees, contractors or licensees. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Parties by any third party and arising out of or in connection with the acts or omissions (including violations of law) of Landlord or the Landlord Parties. The provisions of this Section 10.3 shall survive the expiration or sooner termination of this Lease with respect to any Losses or liability arising in connection with any event occurring prior to such expiration or termination. SECTION 10.4. LANDLORD’S NONLIABILITY. Except to the extent caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors (but subject to the provisions of Section 10.5 below), Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, its employees and agents for loss of or damage to any property, or any injury to any person, or loss or interruption of business or income, resulting from any condition including, but not limited to, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Should Tenant elect to receive any service from a concessionaire, licensee or third party tenant of Landlord, Tenant shall not seek recourse against Landlord for any breach or liability of that service provider. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Project and of defects in any improvements or equipment. SECTION 10.5. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled (or would be entitled if the insurance coverages required herein were in effect) to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors or invitees. The foregoing waiver by Tenant shall also inure to the benefit of Landlord's management agent for the Building. To the extent either party is permitted to, and does, self-insure any of their respective obligations under this Article 10 (e.g., deductible amounts), such party shall be treated as an independent insurer with respect thereto, including a full waiver of subrogation. ARTICLE XI. DAMAGE OR DESTRUCTION SECTION 11.1. RESTORATION. (a) If the Building of which the Premises are a part is damaged as the result of an event of casualty, then subject to the provisions below, Landlord shall repair that damage as soon as reasonably possible unless: (i) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the full replacement cost of the Building (“Replacement Cost”) and the damage is not covered by Landlord’s fire and extended coverage insurance (or by a normal extended coverage policy should Landlord fail to carry that insurance); or (ii) Landlord reasonably determines that the cost of repair would exceed twenty-five percent (25%) of the Replacement Cost; or (iii) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the Replacement Cost and the damage occurs during the final twelve (12) months of the Term. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the “Casualty Notice” (as defined below), and this Lease shall terminate as of the date of the casualty. (b) As soon as reasonably practicable following the casualty event but not later than sixty (60) days thereafter, Landlord shall notify Tenant in writing (“Casualty Notice”) of Landlord’s election, if applicable, to terminate this Lease. If this Lease is not so terminated, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage. If the anticipated repair period exceeds one hundred eighty (180) days and if the damage is so extensive as to reasonably prevent Tenant’s substantial use and enjoyment of the Premises, then Tenant may elect to terminate this Lease by written notice to Landlord within ten (10) business days following delivery of the Casualty Notice. If Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Premises within 2 months after expiration of the estimated period of time set forth in the Casualty Notice, which period shall be extended to the extent of any Reconstruction Delays (defined below), then Tenant may terminate this Lease by written notice to Landlord within 15 days after the expiration of such period, as the same may be extended. For purposes IOPLEGAL-10-26611 5/11/2018-248639-4.2 19

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by the insurance adjustment process; (ii) any delays caused by Tenant; and (iii) any delays caused by events of force majeure but shall not include any Landlord caused delays or delays reasonably preventable by Landlord. (c) The rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage from time to time bears to the total floor area of the Premises unless, because of any such damage, the undamaged portion of the Premises is made materially unsuitable for use by Tenant for the uses set forth in this Lease, in which event the rental to be paid under this Lease shall be proportionately abated during such period of deprivation. (d) Notwithstanding the provisions of subsections (a), (b) and (c) of this Section, but subject to Section 10.5, Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the gross negligence or willful misconduct of Tenant or its employees, subtenants, contractors (other than Landlord or its affilitates), invitees or representatives. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any Tenant Installations, fixtures and other items that Tenant is obligated to insure pursuant to Exhibit D or any other provision of this Lease. SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law. ARTICLE XII. EMINENT DOMAIN SECTION 12.1. TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Building or Project, other than the Premises, is taken or sold in lieu of taking, and if Landlord elects to restore the Building in such a way as to alter the Premises materially, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority. SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed thirty (30) days. SECTION 12.3. TAKING OF PARKING AREA. In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building; provided that if Landlord fails to make that substitution within thirty (30) days following the taking and if the taking materially impairs Tenant’s use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect. ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE SECTION 13.1. SUBORDINATION. At the option of Landlord or any of its mortgagees/deed of trust beneficiaries, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in monetary default beyond any applicable notice (actually provided and properly received by Tenant) and cure period under this Lease, this Lease shall not be terminated or Tenant’s quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which this Lease has been subordinated pursuant to this Section, and such mortgagee recognizes Tenant under this Lease pursuant to all of the terms and conditions hereof. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall promptly execute any instrument reasonably required by Landlord’s successor for that purpose. Tenant shall also, within ten (10) business days following written request of Landlord (or the beneficiary under any deed of trust encumbering the Building), execute and deliver all instruments as may be reasonably required from time to time by Landlord or such beneficiary (including without limitation any subordination, nondisturbance and attornment agreement in the form customarily required by such IOPLEGAL-10-26611 5/11/2018-248639-4.2 20

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 beneficiary) to subordinate this Lease and the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust; provided, however, that any such beneficiary may, by written notice to Tenant given at any time, subordinate the lien of its deed of trust to this Lease. Provided further that any instrument delivered pursuant to the preceding sentence (including any subordination, non-disturbance, and attornment agreement) will provide that the Tenant’s quiet enjoyment of the Premises under the same terms and conditions under this Lease shall be preserved. Tenant acknowledges that Landlord’s mortgagees and successors-in-interest and all beneficiaries under deeds of trust encumbering the Building are intended third party beneficiaries of this Section. Notwithstanding the foregoing, Landlord shall use reasonable efforts in good faith to obtain from its current lender (the “Current Mortgagee”), for the benefit of Tenant, a subordination and non-disturbance agreement form and shall use reasonable efforts in good faith to promptly obtain a non-disturbance, subordination and attornment agreement containing similar provisions for the benefit of Tenant from any future mortgagee. Landlord represents that, as of the effective date hereof, the Current Mortgagee is the sole holder of any lien that is superior to this Lease. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee’s commercially reasonable form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder. SECTION 13.2. ESTOPPEL CERTIFICATE. Tenant shall, within ten (10) business days following written notice from Landlord, execute, acknowledge and deliver to Landlord, in a commercially reasonable form that Landlord may reasonably require, a statement in writing in favor of Landlord and/or any prospective purchaser or encumbrancer of the Building (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant’s knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord may reasonably require. Tenant’s statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or Project. In addition to Landlord’s other rights and remedies, Tenant’s failure to deliver any estoppel statement within the provided time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord’s performance, and (iii) not more than one month’s rental has been paid in advance. ARTICLE XIV. DEFAULTS AND REMEDIES SECTION 14.1. TENANT’S DEFAULTS. In addition to any other event of default set forth as such in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant: (a) The failure by Tenant to make any payment of rent required to be made by Tenant, as and when due, where the failure continues for a period of three (3) business days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 as amended. For purposes of these default and remedies provisions, the term “additional rent” shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease. (b) The assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord unless otherwise authorized herein. (c) The discovery by Landlord that any financial statement provided by Tenant or by any successor of Tenant, materially, willfully or negligently underrepresented the financial situation of Tenant, or any successor of Tenant. (d) The failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion. (e) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s IOPLEGAL-10-26611 5/11/2018-248639-4.2 21

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 assets located at the Premises or of Tenant’s interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where the seizure is not discharged within thirty (30) days; or (v) Tenant’s convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant’s insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect. SECTION 14.2. LANDLORD’S REMEDIES. (a) In the event of any default by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies: (i) Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property through any recognized legal process. Landlord may recover from Tenant: (1) The worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination; (2) The worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided; (3) The worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided; (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant, reasonable attorneys’ fees, and any other reasonable costs; and (5) At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. The term “rent” as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease, including without limitation any sums that may be owing from Tenant pursuant to Section 4.3 of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the “worth at the time of award” shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). (ii) Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenant’s right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease. Landlord agrees to use reasonable efforts to mitigate damages, provided that those efforts shall not require Landlord to relet the Premises in preference to any other space in the Project or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Article 9. (b) The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time. No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of the preceding breach or default at the time of acceptance of rent, or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate shall not waive or cure a default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any IOPLEGAL-10-26611 5/11/2018-248639-4.2 22

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy available to it. Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or under any other present or future law, in the event this Lease is terminated by reason of any default by Tenant. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises. Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor Tenant shall be liable under any circumstances for, and each hereby releases the other from all liability for, consequential damages and injury or damage to, or interference with, the other party’s business, including, but not limited to, loss of title to the Premises or any portion thereof, loss of profits, loss of business opportunity, loss of goodwill or loss of use, in each case however occurring, other than those consequential damages incurred by Landlord in connection with a holdover (subject to Section 15.1 of this Lease) in the Premises by Tenant after the expiration or earlier termination of this Lease or incurred by Landlord in connection with failure by Tenant to provide an estoppel certificate as required under the provisions of this Lease. SECTION 14.3. LATE PAYMENTS. Any rent due under this Lease that is not paid to Landlord within five (5) business days of the date when due shall bear interest at the rate of ten percent (10%) per annum from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge for each delinquent payment equal to the greater of (i) two percent (2%) of that delinquent payment or (ii) One Hundred Dollars ($100.00). Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies. Notwithstanding the foregoing, Landlord shall not charge interest or a late charge for the first late payment in each calendar year of the Term. SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant’s sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election, make the payment or perform the other act on Tenant’s part. Landlord’s election to make the payment or perform the act on Tenant’s part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums reasonably paid by Landlord and all necessary incidental costs, together with interest at the rate of ten (10%) percent pre annum from the date of the payment by Landlord. SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion. SECTION 14.6. EXPENSES AND LEGAL FEES. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other costs. SECTION 14.7. WAIVER OF JURY TRIAL/JUDICIAL REFERENCE. (a) LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND, TO THE EXTENT PERMITTED BY LAW, EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. (b) IN THE EVENT THAT THE JURY WAIVER PROVISIONS OF SECTION 14.7(a) ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE PROVISIONS OF THIS SECTION IOPLEGAL-10-26611 5/11/2018-248639-4.2 23

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 14.7(b) SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 – 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE “REFEREE SECTIONS”). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE; PROVIDED HOWEVER, THAT THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL ULTIMATELY BE BORNE IN ACCORDANCE WITH SECTION 14.6 ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 14.7(b), THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640, AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS/ENDISPUTE, INC., THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN SECTION 641 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS’ FEES AND COSTS IN ACCORDANCE WITH CALIFORNIA LAW. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW; PROVIDED, HOWEVER, THAT THE REFEREE SHALL LIMIT DISCOVERY TO THAT WHICH IS ESSENTIAL TO THE EFFECTIVE PROSECUTION OR DEFENSE OF THE ACTION, AND IN NO EVENT SHALL DISCOVERY BY EITHER PARTY INCLUDE MORE THAN ONE NON- EXPERT WITNESS DEPOSITION UNLESS BOTH PARTIES OTHERWISE AGREE. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 14.7(b). TO THE EXTENT THAT NO PENDING LAWSUIT HAS BEEN FILED TO OBTAIN THE APPOINTMENT OF A REFEREE, ANY PARTY, AFTER THE ISSUANCE OF THE DECISION OF THE REFEREE, MAY APPLY TO THE COURT OF THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR CONFIRMATION BY THE COURT OF THE DECISION OF THE REFEREE IN THE SAME MANNER AS A PETITION FOR CONFIRMATION OF AN ARBITRATION AWARD PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 1285 ET SEQ. (AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO). ARTICLE XV. END OF TERM SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, commencing on the first (1st) day following the termination of this Lease. However, should Landlord accept the payment of monthly hold- IOPLEGAL-10-26611 5/11/2018-248639-4.2 24

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 over rent by Tenant, then a month-to-month tenancy shall be deemed effected and neither party shall terminate this Lease without thirty (30) days prior written notice to the other party. Any hold-over by Tenant shall be subject to all of the terms of this Lease, except that the monthly rental shall be one hundred fifty percent (150%) of the total monthly rental for the month immediately preceding the date of termination, subject to Landlord’s right to modify same upon sixty (60) days notice to Tenant. The acceptance by Landlord of monthly hold-over rental in a lesser amount shall not constitute a waiver of Landlord's right to recover the full amount due unless otherwise agreed in writing by Landlord. If Tenant fails to surrender the Premises within fifteen (15) days after the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. Notwithstanding the foregoing, Tenant shall not be obligated to waive any claims against Landlord (other than for loss or damage to Tenant’s business) for its failure to surrender the Premises where such loss or damage is due to the negligence or willful misconduct of Landlord. The foregoing provisions of this Section are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law. SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises. SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear, permitted Alterations with respect to which Landlord waived retrofitting by Tenant, and repairs which are Landlord’s obligation excepted, and shall remove or fund to Landlord the cost of removing all voice and/or data transmission cabling installed after the date of this Lease by or for Tenant if required by law, together with all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal and restore the affected area to its pre-existing condition, reasonable wear and tear excepted, provided that Landlord may instead elect to repair any structural damage at Tenant’s expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may affect the removal and/or make any repairs, and the reasonable cost to Landlord shall be additional rent payable by Tenant upon demand. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises. ARTICLE XVI. PAYMENTS AND NOTICES All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 13 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within five (5) business days after demand. All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered to the other party, at the address set forth in Item 13 of the Basic Lease Provisions, by personal service or electronic facsimile transmission, or by any courier or “overnight” express mailing service, or may be deposited in the United States mail, postage prepaid. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered three (3) business days after mailing or, if sooner, upon actual receipt. The refusal to accept delivery of a notice, or the inability to deliver the notice (whether due to a change of address for which notice was not duly given or other good reason), shall be deemed delivery and receipt of the notice as of the date of attempted delivery. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them. ARTICLE XVII. RULES AND REGULATIONS Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and/or Common Areas; provided that the change does not deprive Tenant of reasonable access to or use of the Premises. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease or any other act or conduct by any other tenant, and the same shall not constitute a constructive eviction hereunder. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant’s failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling. IOPLEGAL-10-26611 5/11/2018-248639-4.2 25

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 ARTICLE XVIII. BROKER’S COMMISSION The parties recognize as the broker(s) who negotiated this Lease the firm(s) whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. It is understood that Landlord's Broker represents only Landlord in this transaction and Tenant's Broker (if any) represents only Tenant. Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease. ARTICLE XIX. TRANSFER OF LANDLORD’S INTEREST In the event of any transfer of Landlord’s interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that Tenant is duly notified of the transfer and further provided that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease either by contractual obligation, assumption agreement or by operation of law. Any funds held by the transferor in which Tenant has an interest shall be turned over, subject to that interest, to the transferee. No holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate shall be responsible in connection with the Security Deposit unless the mortgagee or holder of the deed of trust actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership. ARTICLE XX. INTERPRETATION SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others. SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation. SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease. SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease. SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. SECTION 20.6. CONTROLLING LAW/VENUE. This Lease shall be governed by and interpreted in accordance with the laws of the State of California. Should any litigation be commenced between the parties in connection with this Lease, such action shall be prosecuted in the applicable State Court of California in the county in which the Building is located. SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. SECTION 20.8. WAIVER. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act. No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party. IOPLEGAL-10-26611 5/11/2018-248639-4.2 26

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent. SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding. SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises, including access to and use of the Common Areas as provided in this Lease, for the Term and any lawful and agreed to extension thereof without hindrance or interruption by Landlord or any other person claiming by or through Landlord. SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns. ARTICLE XXI. EXECUTION AND RECORDING SECTION 21.1. COUNTERPARTS; DIGITAL SIGNATURES. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Lease, if applicable, reflecting the execution of one or both of the parties, as a true and correct original. SECTION 21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation, limited liability company or partnership, Tenant represents and warrants that each individual executing this Lease on behalf of the entity is duly authorized to execute and deliver this Lease and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms. Tenant shall, at Landlord’s request, deliver a certified copy of its organizational documents or an appropriate certificate authorizing or evidencing the execution of this Lease. SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant. SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes. SECTION 21.5. AMENDMENTS. No amendment or mutual termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect. SECTION 21.6. BROKER DISCLOSURE. By the execution of this Lease, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified in Section 10 of the Basic Lease Provisions, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker identified in Section 10 of the Basic Lease Provisions. If there is no Tenant’s Broker so identified in Section 10 of the Basic Lease Provisions, then such acknowledgement and confirmation is expressly made for the benefit of Landlord’s Broker. By the execution of this Lease, Landlord and Tenant are executing the confirmation of the agency relationships set forth in Section 10 of the Basic Lease Provisions. ARTICLE XXII. MISCELLANEOUS IOPLEGAL-10-26611 5/11/2018-248639-4.2 27

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Building or Project, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease or pursuant to any legal, regulatory or exchange requirement. SECTION 22.2. REPRESENTATIONS BY TENANT. The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease. The application and statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant’s true financial condition as of the date of execution of this Lease by Tenant. Tenant shall during the Term promptly furnish Landlord with current annual financial statements accurately reflecting Tenant’s financial condition upon written request from Landlord. Landlord shall keep such financial statements and information confidential and shall use them only for legitimate business purposes. SECTION 22.3. CHANGES REQUESTED BY LENDER. Intentionally Omitted. SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Building whose address has been furnished to Tenant by written notice and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord, including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. SECTION 22.5. SDN LIST. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, "Tenant Parties") is listed as a Specially Designated National and Blocked Person ("SDN") on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant. SECTION 22.6. DISCLOSURE STATEMENT. Tenant acknowledges that it has read, understands and, if applicable, shall comply with the provisions of Exhibit F to this Lease, if that Exhibit is attached. LANDLORD: TENANT: PACIFICA TOWER LLC, BOFI HOLDING, INC., a Delaware limited liability company a Delaware corporation By [[Executor 1 Signature]] By [[Tenant 1 Signature]] Ray Wirta [[Executor 1 Name]] Printed Name [[TenantAndrew 1J. Name]] Micheletti President [[Executor 1 Title Line 1]] Title [[TenantExecutive 1 Title]] Vice President & CFO [[Executor 1 Title Line 2]] By [[Executor 2 Signature]] By [[Tenant 2 Signature]] Douglas[[Executor G. 2 Name]]Holte Printed Name [[TenantGregory 2 Garrabrants Name]] [[Executor 2 Title Line 1]] Title [[Tenant 2 Title]] Division President CEO [[Executor 2 Title Line 2]] Office Properties [[ReviewerInitial1]] IOPLEGAL-10-26611 5/11/2018-248639-4.2 28

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 EXHIBIT A DESCRIPTION OF PREMISES 4365 Executive Drive Suites 300, 1700, & 1800 IOPLEGAL-10-26611 5/11/2018-248639-4.2 1

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 EXHIBIT A-1 ROFR SPACE 4365 Executive Drive Suites 400, 500, 520, 530/550 IOPLEGAL-10-26611 5/11/2018-248639-4.2 2

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 EXHIBIT A-2 FIRST RIGHT SPACE 4365 Executive Drive Suites 1100 & 1200 IOPLEGAL-10-26611 5/11/2018-248639-4.2 3

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 EXHIBIT B UTILITIES AND SERVICES The following standards for utilities and services shall be in effect at the Building. Landlord reserves the right to adopt nondiscriminatory modifications and additions to these standards, provided the same do not materially and/or adversely interfere with tenant’s operation of its business in the Premises. In the case of any conflict between these standards and the Lease, the Lease shall be controlling. Subject to all of the provisions of the Lease, including but not limited to the restrictions contained in Section 6.1, the following shall apply: 1. Landlord shall make available to the Premises during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday and, upon request, 8:00 a.m. to 12:00 p.m. on Saturday ("Building Hours"), generally recognized national holidays excepted, reasonable HVAC services. Subject to the provisions set forth below, Landlord shall also furnish the Building with elevator service, including Tenant’s use of the freight elevator at no charge subject to availability and prior approval by Landlord (if applicable), reasonable amounts of electric current for normal lighting by Landlord’s standard overhead fluorescent and incandescent fixtures and for the operation of office equipment consistent in type and quantity with that utilized by typical office tenants of the Building and Project, and water for lavatory purposes. Tenant will not, without the prior written consent of Landlord, connect any apparatus, machine or device with water pipes (except for water coolers, coffee makers and refrigerators) or electric current (except through existing electrical outlets in the Premises) for the purpose of using electric current or water. This paragraph shall at all times be subject to applicable governmental regulations. 2. Upon request from Tenant prior to the period for which service is requested, but during normal business hours, Landlord will provide any of the foregoing building services to Tenant at such times when such services are not otherwise available. Tenant agrees to pay Landlord for those after-hour services at rates that Comparable Buildings may establish from time to time, taking into consideration the size, age and quality of the Comparable Buildings. If Tenant requires electric current in excess of that which Landlord is obligated to furnish under this Exhibit B, Tenant shall first obtain the consent of Landlord, and Landlord may cause an electric current meter to be installed in the Premises to measure the amount of electric current consumed. The cost of installation, maintenance and repair of the meter shall be paid for by Tenant, and Tenant shall reimburse Landlord promptly upon demand for all electric current consumed for any special power use as shown by the meter. The reimbursement shall be at the rates charged for electrical power by the local public utility furnishing the current, plus any additional expense incurred in keeping account of the electric current consumed, except to the extent such cost is already included in Operating Costs (i.e., as part of the staffing costs and/or management fee). 3. Landlord shall furnish water for drinking, personal hygiene and lavatory purposes only. If Tenant requires or uses water for any purposes in addition to ordinary drinking, cleaning and lavatory purposes, Landlord may, in its discretion, install a water meter to measure Tenant’s water consumption. Tenant shall pay Landlord for the cost of the meter and the cost of its installation, and for consumption throughout the duration of Tenant’s occupancy. Tenant shall keep the meter and installed equipment in good working order and repair at Tenant’s own cost and expense, in default of which Landlord may cause the meter to be replaced or repaired at Tenant’s expense. Tenant agrees to pay for water consumed, as shown on the meter and when bills are rendered, and on Tenant’s default in making that payment Landlord may pay the charges on behalf of Tenant. Any costs or expenses or payments made by Landlord for any of the reasons or purposes stated above shall be deemed to be additional rent payable by Tenant to Landlord upon demand. 4. In the event that any utility service to the Premises is separately metered or billed to Tenant, Tenant shall pay all charges for that utility service to the Premises and the cost of furnishing the utility to tenant suites shall be excluded from the Operating Expenses as to which reimbursement from Tenant is required in the Lease. If any utility charges are not paid when due Landlord may pay them, and any amounts paid by Landlord shall immediately become due to Landlord from Tenant as additional rent. If Landlord elects to furnish any utility service to the Premises, Tenant shall purchase its requirements of that utility from Landlord as long as the rates charged by Landlord do not exceed those which Tenant would be required to pay if the utility service were furnished it directly by a public utility. 5. Landlord shall provide janitorial services five days per week, equivalent to that furnished in comparable buildings, and window washing as reasonably required; provided, however, that Tenant shall pay for any additional or unusual janitorial services required by reason of any nonstandard improvements in the Premises, including without limitation wall coverings and floor coverings installed by or for Tenant, or by reason of any use of Premises IOPLEGAL-10-26611 5/11/2018-248639-4.2 4

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 other than exclusively as offices. The cleaning services provided by Landlord shall also exclude refrigerators, eating utensils (plates, drinking containers and silverware), and interior glass partitions. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that they exceed the refuse and rubbish usually attendant with general office usage. 6. Tenant shall have access to the Building and elevator access to the floor on which the Premises is located (subject to matters of force majeure, casualty or causes beyond the reasonable control of Landlord) 24 hours per day, 7 days per week, 52 weeks per year; provided that Landlord may install access control systems as it deems advisable for the Building. Such systems may, but need not, include full or part-time lobby supervision, the use of a sign-in sign-out log, a card identification access system, building parking and access pass system, closing hours procedures, access control stations, fire stairwell exit door alarm system, electronic guard system, mobile paging system, elevator control system or any other access controls. In the event that Landlord elects to provide any or all of those services, Landlord may discontinue providing them at any time with or without notice. Landlord may impose a reasonable charge for access control cards and/or keys issued to Tenant. Landlord shall have no liability to Tenant for the provision by Landlord of improper access control services, for any breakdown in service, or for the failure by Landlord to provide access control services. Tenant further acknowledges that Landlord’s access systems may be temporarily inoperative during building emergency and system repair periods. Tenant agrees to assume responsibility for compliance by its employees with any regulations established by Landlord with respect to any card key access or any other system of building access as Landlord may establish. Tenant shall be liable to Landlord for any loss or damage resulting from its or its employees use of any access system. 7. The costs of operating, maintaining and repairing any supplemental air conditioning unit serving only the Premises shall be borne solely by Tenant. Such costs shall include all metered electrical charges as described above in this Exhibit, together with the cost, as reasonably estimated by Landlord, to supply cooling water or other means of heat dissipation for the unit. Should Tenant desire to install such a unit other than in connection with the tenant improvements, the plans and specifications must be submitted in advance to Landlord and approved in writing by Landlord. Such installation shall be at Tenant's sole expense and shall include installation of a separate meter for the operation of the unit. Landlord may require Tenant to remove at Lease expiration any such unit installed by or for Tenant and to repair any resulting damage to the Premises or Building. IOPLEGAL-10-26611 5/11/2018-248639-4.2 5

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 EXHIBIT C PARKING The following parking regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable, nondiscriminatory modifications and additions to the regulations by written notice to Tenant. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling. 1. Landlord agrees to maintain, or cause to be maintained, an automobile parking area (“Parking Area”) at the Project for the benefit and use of the visitors and patrons and, except as otherwise provided, employees of Tenant, and other tenants and occupants of the Building. The Parking Area shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, entrances, exits, sidewalks and attendant pedestrian passageways and other areas designated for parking. Landlord shall have the right and privilege of determining the nature and extent of the automobile Parking Area, whether it shall be surface, underground or other structure, and of making such changes to the Parking Area from time to time which in its opinion are desirable and for the best interests of all persons using the Parking Area. Landlord shall keep the Parking Area in a neat, clean and orderly condition, and shall repair any damage to its facilities. Landlord shall not be liable for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the negligence or willful misconduct of Landlord. Unless otherwise instructed by Landlord, every parker shall park and lock his or her own motor vehicle. Landlord shall also have the right to establish, and from time to time amend, and to enforce against all users of the Parking Area all reasonable rules and regulations (including the designation of areas for employee parking) as Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of the Parking Area. Garage managers or attendants are not authorized to make or allow any exceptions to these regulations. 2. Landlord may, if it deems advisable in its sole discretion, charge for parking and may establish for the Parking Area a system or systems of permit parking for Tenant, its employees and its visitors, which may include, but not be limited to, a system of charges against nonvalidated parking, verification of users, a set of regulations governing different parking locations, and an allotment of reserved or nonreserved parking spaces based upon the charges paid and the identity of users. In no event shall Tenant or its employees park in reserved stalls leased to other tenants or in stalls within designated visitor parking zones, nor shall Tenant or its employees utilize more than the number of parking stalls allotted in this Lease to Tenant. It is understood that Landlord shall not have any obligation to cite improperly parked vehicles or otherwise attempt to enforce reserved parking rules during hours when parking attendants are not present at the Parking Area. Tenant shall comply with such system in its use (and in the use of its visitors, patrons and employees) of the Parking Area, provided, however, that the system and rules and regulations shall apply to all persons entitled to the use of the Parking Area, and all charges to Tenant for use of the Parking Area shall be no greater than Landlord’s then current scheduled charge for parking. Landlord shall continue to provide a level of security in the Parking Garage similar to other Class A office buildings in the UTC. 3. Tenant shall, upon request of Landlord from time to time, furnish Landlord with a list of its employees’ names and of Tenant’s and its employees’ vehicle license numbers. Tenant agrees to acquaint its employees with these regulations and assumes responsibility for compliance by its employees with these parking provisions, and shall be liable to Landlord for all unpaid parking charges incurred by its employees. Any amount due from Tenant shall be deemed additional rent. Tenant authorizes Landlord to tow away from the Building any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, and/or to attach violation stickers or notices to those vehicles. In the event Landlord elects or is required to limit or control parking by tenants, employees, visitors or invitees of the Building, whether by validation of parking tickets, parking meters or any other method of assessment, Tenant agrees to participate in the validation or assessment program under reasonable rules and regulations as are established by Landlord and/or any applicable governmental agency. 4. Landlord may establish an identification system for vehicles of Tenant and its employees which may consist of stickers, magnetic parking cards or other identification devices supplied by Landlord. All identification devices shall remain the property of Landlord and shall be displayed as required by Landlord or upon request and may not be mutilated or obliterated in any manner. Those devices shall not be transferable and any such device in the possession of an unauthorized holder shall be void and may be confiscated. Landlord may impose a reasonable fee for identification devices and a replacement charge for devices which are lost or stolen. Each identification device shall be returned to Landlord promptly following the Expiration Date or sooner termination of this Lease. Loss or theft of parking identification devices shall be IOPLEGAL-10-26611 5/11/2018-248639-4.2 1

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 reported to Landlord or its Parking Area operator immediately and a written report of the loss filed if requested by Landlord or its Parking Area operator. 5. Persons using the Parking Area shall observe all directional signs and arrows and any posted speed limits. Unless otherwise posted, in no event shall the speed limit of 5 miles per hour be exceeded. All vehicles shall be parked entirely within painted stalls, and no vehicles shall be parked in areas which are posted or marked as “no parking” or on or in ramps, driveways and aisles. Only one vehicle may be parked in a parking space. In no event shall Tenant interfere with the use and enjoyment of the Parking Area by other tenants of the Building or their employees or invitees. 6. Parking Areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the parking of any vehicle on an overnight basis, in the Parking Area (other than emergency services) by any parker or his or her agents or employees is prohibited unless otherwise authorized by Landlord. Tenant shall have no right to install any fixtures, equipment or personal property (other than vehicles) in the Parking Area, nor shall Tenant make any alteration to the Parking Area. 7. It is understood that the employees of Tenant and the other tenants of Landlord within the Building and Project shall not be permitted to park their automobiles in the portions of the Parking Area which may from time to time be designated for patrons of the Building and/or Project and that Landlord shall at all times have the right to establish rules and regulations for employee parking. Landlord shall lease to Tenant, and Tenant may at its election, at any time and from time to time, lease from Landlord for the initial Term of this Lease (including any period of early occupancy as anticipated under Section 3.1 of the Lease), up to the total number of vehicle parking spaces set forth in Article I, Item 11 of the Basic Lease Provisions (the "Parking Passes") at the rate of (i) $35.00 per month per unreserved Parking Pass utilized through June 30, 2020, and commencing thereafter at the rate of $50.00 per Parking Pass per month per unreserved Parking Pass utilized through June 30, 2025, and thereafter at the prevailing rate as determined by Landlord from time to time but not to exceed $75.00 per unreserved Parking Pass, per month, and (ii) $150.00 per month per reserved Parking Pass utilized during the initial Term. Should any monthly parking charge not be paid within five (5) business days following the date due, then a late charge shall be payable by Tenant equal to One Hundred Dollars ($100.00), which late charge shall be separate and in addition to any late charge that may be assessed pursuant to Section 14.3 of the Lease for other than delinquent monthly parking charges, provided that Landlord shall not charge such late charge for the first late payment of parking charges in a calendar year. Landlord shall have the right to designate up to 25% of the unreserved parking passes to park in the east or west garages within the Project. Landlord may authorize persons other than those described above, including occupants of other buildings, to utilize the Parking Area. In the event of the use of the Parking Area by other persons, those persons shall pay for that use in accordance with the terms established above; provided, however, Landlord may allow those persons to use the Parking Area on weekends, holidays, and at other non-office hours without payment. 8. Notwithstanding the foregoing paragraphs 1 through 7, Landlord shall be entitled to pass on to Tenant its proportionate share of any charges or parking surcharge or transportation management costs levied by any governmental agency. The foregoing parking provisions are further subject to any governmental regulations which limit parking or otherwise seek to encourage the use of carpools, public transit or other alternative transportation forms or traffic reduction programs, provided that to the extent that any limitation is applied under this paragraph it is applied in a non-discriminatory manner to all Building tenants. Tenant agrees that it will use its best efforts to cooperate, including registration and attendance, in programs which may be undertaken by any governmental agency to reduce traffic. Tenant acknowledges that as a part of those programs, it may be required to distribute employee transportation information, participate in employee transportation surveys, allow employees to participate in commuter activities, designate a liaison for commuter transportation activities, distribute commuter information to all employees, and otherwise participate in other programs or services initiated under a transportation management program. 9. Should any parking spaces be allotted by Landlord to Tenant, either on a reserved or nonreserved basis, Tenant shall not assign or sublet any of those spaces, either voluntarily or by operation of law, without the prior written consent of Landlord, except in connection with an authorized assignment of this Lease or subletting of the Premises. IOPLEGAL-10-26611 5/11/2018-248639-4.2 2

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 EXHIBIT D TENANT’S INSURANCE The following requirements for Tenant’s insurance shall be in effect at the Building, and Tenant shall also cause any subtenant to comply with the requirements. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these requirements. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements. 1. Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect: (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to coverage for personal injury, contractual liability, independent contractors, broad form property damage, fire legal liability, products liability (if a product is sold from the Premises), and liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), which policy(ies) shall be written on an “occurrence” basis and for not less than $2,000,000 combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability, or the current limit of liability carried by Tenant, whichever is greater, and subject to such increases in amounts as Landlord may reasonably determine from time to time; (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance coverage of at least $1,000,000; (iii) with respect to improvements, alterations, and the like required or permitted to be made by Tenant under this Lease, builder’s risk insurance, in an amount equal to the replacement cost of the work; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring all Tenant Installations, trade fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement), which policy shall also include business interruption coverage in an amount sufficient to cover one (1) year of loss. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease. 2. All policies of insurance required to be carried by Tenant pursuant to this Exhibit shall be written by responsible insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-” and financial rating of not less than “VIII” in the most current Best’s Insurance Report. The deductible or other retained limit under any policy carried by Tenant shall be commercially reasonable, and Tenant shall be responsible for payment of such retained limit with full waiver of subrogation in favor of Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage. In the event of a loss covered by any policy under which Landlord is an additional insured, Landlord shall be entitled to review a copy of such policy. 3. Each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit shall contain the following provisions and/or clauses satisfactory to Landlord: (i) with respect to Tenant’s commercial general liability insurance, a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be excess of and noncontributory with any policies carried by Tenant, together with a provision including Landlord, The Irvine Company LLC, and any other parties in interest designated by Landlord as additional insureds; (ii) except with respect to Tenant's commercial general liability insurance, a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iii) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord prompt notice. Tenant shall also name Landlord as an additional insured on any excess or umbrella liability insurance policy carried by Tenant. 4. In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit, any insurance required by this Exhibit, or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the maximum rate permitted by law and any related costs or IOPLEGAL-10-26611 5/11/2018-248639-4.2 1

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 expenses incurred by Landlord, within ten (10) business days following Landlord’s written demand to Tenant. NOTICE TO TENANT: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES. IOPLEGAL-10-26611 5/11/2018-248639-4.2 2

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 EXHIBIT E RULES AND REGULATIONS The following Rules and Regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions at any time. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling. 1. Except with the prior written consent of Landlord, or unless otherwise specifically authorized in this Lease, Tenant shall not sell or permit the retail sale of goods or services (other than services consistent with the use described in Item 3 of the Basic Lease Provisions) in or from the Premises, nor shall Tenant allow the Premises to be utilized for any manufacturing or medical practice. 2. The sidewalks, halls, passages, elevators, stairways, and other common areas shall not be obstructed by Tenant or used by it for storage, for depositing items, or for any purpose other than for ingress to and egress from the Premises. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access to those areas of all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. Should Tenant have access to any balcony or patio area, Tenant shall not place any furniture or other personal property in such area without the prior written approval of Landlord. Nothing contained in this Lease shall be construed to prevent access to persons with whom Tenant normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors and the like) unless those persons are engaged in illegal activities. Neither Tenant nor any employee or contractor of Tenant shall go upon the roof of the Building without the prior written consent of Landlord. 3. The sashes, sash doors, windows, glass lights, solar film and/or screen, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind shall be thrown in those facilities other than those items designed to be or customarily thrown in those facilities, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant. 4. No sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. If Landlord shall have given its consent at any time, whether before or after the execution of this Lease, that consent shall in no way operate as a waiver or release of any of the provisions of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any subsequent sign, advertisement or notice. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, tinting, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, the use of that curtain, blind, tinting, shade or screen shall be immediately discontinued and removed by Tenant. No awnings shall be permitted on any part of the Premises. No antenna or satellite dish shall be installed by Tenant that is either located or visible from outside the Premises without the prior written agreement of Landlord. 5. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything in the Premises, which shall in any way increase the rate of fire insurance on the Building, or on the property kept in the Building, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any portion of the Building or its contents, or with any rules and ordinances established by the Board of Health or other governmental authority. 6. The installation and location of any unusually heavy equipment in the Premises, including without limitation file storage units, safes and electronic data processing equipment, shall require the prior written approval of Landlord which shall not be unreasonably withheld or delayed. Landlord may restrict the weight and position of any equipment that may exceed the weight load limits for the structure of the Building, and may further require, at Tenant’s expense, the reinforcement of any flooring on which such equipment may be placed and/or an engineering study to be performed to determine whether the equipment may safely be installed in the Building and the necessity of any reinforcement. The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous written IOPLEGAL-10-26611 5/11/2018-248639-4.2 1

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 notice to, Landlord, and the persons employed to move those objects in or out of the Building must be reasonably acceptable to Landlord. Without limiting the generality of the foregoing, no freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in any elevator other than the freight elevator designated by Landlord unless approved in writing by Landlord. Landlord shall use its best efforts to make the freight elevator reasonably available to Tenant. 7. Landlord shall clean the Premises as provided in the Lease, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for that purpose. Tenant shall not cause unnecessary labor by reason of Tenant’s carelessness and indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant or its employees for loss or damage to property in connection with the provision of janitorial services by third party contractors. 8. Tenant shall not sweep or throw, or permit to be swept or thrown, from the Premises any dirt or other substance into any of the corridors or halls or elevators, or out of the doors or windows or stairways of the Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business with other tenants. Tenant shall not permit any pets or animals in or about the Building. Bona fide service animals are permitted provided such service animals are pre-approved by Landlord, remain under the direct control of the individual they serve at all times, and do not disturb or threaten others. Neither Tenant nor its employees, agents, contractors, invitees or licensees shall bring any firearm, whether loaded or unloaded, into the Project at any time. Smoking tobacco, including via personal vaporizers or other electronic cigarettes, anywhere within the Premises, Building or Project is strictly prohibited except that smoking tobacco may be permitted outside the Building and within the Project only in areas designated by Landlord. Smoking, vaping, distributing, growing or manufacturing marijuana or any marijuana derivative anywhere within the Premises, Building or Project is strictly prohibited. 9. No cooking shall be done or permitted by Tenant on the Premises, except pursuant to the normal use of a U.L. approved microwave oven, toaster oven and coffee maker for the benefit of Tenant’s employees and invitees, nor shall the Premises be used for the storage of merchandise or for lodging. Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of copper or stainless steel, and in no event shall plastic tubing be used for that purpose. 10. Tenant shall not use or keep in the Building any kerosene, gasoline, or inflammable fluid or any other illuminating material, or use any method of heating other than that supplied by Landlord. 11. If Tenant desires telephone, telegraph, burglar alarm or similar connections, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions from Landlord. 12. Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to offices, rooms and toilet rooms and all access cards which shall have been furnished to Tenant or which Tenant shall have had made. 13. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises, except to install normal wall hangings. Tenant shall affix floor coverings in the manner customary for office buildings. The method of affixing any floor covering shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant. 14. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 8:00 a.m., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises, may be refused unless the person seeking access complies with any access control system that Landlord may establish. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude under Rules 2 or 18 of this Exhibit. In case of invasion, mob, riot, public excitement, or other commotion, or in the event of any other situation reasonably requiring the evacuation of the Building, Landlord reserves the right at its election and without liability to Tenant to prevent access to the Building by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. 15. Tenant shall be responsible for using reasonable efforts to protect the Premises from theft, which includes keeping doors and other means of entry closed and securely locked. IOPLEGAL-10-26611 5/11/2018-248639-4.2 2

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 Tenant shall cause all water faucets or water apparatus to be shut off before Tenant or Tenant’s employees leave the Building so as to prevent waste or damage. 16. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Landlord. If Landlord gives its consent, Tenant shall in each case promptly furnish Landlord with a key for any new or altered lock. 17. Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of that customarily used by comparable tenants. 18. Landlord shall have full and absolute authority to regulate or prohibit the entrance to the Premises of any vendor, supplier, purveyor, petitioner, proselytizer or other similar person if, in the good faith judgment of Landlord, such person will be involved in general solicitation activities, or the proselytizing, petitioning, or disturbance of other tenants or their customers or invitees, or engaged or likely to engage in conduct which may in Landlord’s opinion distract from the use of the Premises for its intended purpose. Notwithstanding the foregoing, Landlord reserves the absolute right and discretion to limit or prevent access to the Buildings by any food or beverage vendor, whether or not invited by Tenant, and Landlord may condition such access upon the vendor’s execution of an entry permit agreement which may contain provisions for insurance coverage and/or the payment of a fee to Landlord. 19. Tenant shall, at its expense, be required to utilize the third party contractor designated by Landlord for the Building to provide any telephone wiring services from the minimum point of entry of the telephone cable in the Building to the Premises. 20. Tenant shall, upon request by Landlord, supply Landlord with the names and telephone numbers of personnel designated by Tenant to be contacted on an after-hours basis should circumstances warrant. 21. Landlord may from time to time grant tenants individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant. IOPLEGAL-10-26611 5/11/2018-248639-4.2 3

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 EXHIBIT X WORK LETTER DOLLAR ALLOWANCE [SECOND GENERATION SPACE] The tenant improvement work (herein “Tenant Improvements”), mutually approved by Landlord and Tenant, shall consist of any work required to complete the Premises pursuant to plans and specifications approved by both Landlord and Tenant. The Tenant Improvement work shall be performed by a general contractor, mutually agreed upon by Landlord and Tenant. Landlord shall competitively bid the construction of the Tenant Improvements to at least three (3) general contractors, who shall bid to and engage only Landlord approved MEP contractors. The general contractor shall provide Landlord and Tenant with the subcontractor bids for review and mutual approval and selection. All of the Tenant Improvement work shall be performed by the general contractor in accordance with the procedures and requirements set forth below. Subject to Landlord’s reasonable approval, Tenant may select the architect, space planner, general contractor and subcontractor for the Tenant Improvements. I. ARCHITECTURAL AND CONSTRUCTION PROCEDURES A. Tenant and Landlord shall approve both (i) a detailed space plan for the Premises, prepared by the architect engaged by Tenant for the work described herein (“Tenant’s Architect”), which includes interior partitions, ceilings, interior finishes, interior office doors, suite entrance, floor coverings, window coverings, lighting, electrical and telephone outlets, plumbing connections, heavy floor loads and other special requirements (“Preliminary Plan”), and (ii) an estimate, prepared by the contractor engaged by Landlord for the work herein (“Landlord’s Contractor”), of the cost for which Landlord will complete or cause to be completed the Tenant Improvements (“Preliminary Cost Estimate”). Tenant shall approve or disapprove each of the Preliminary Plan and the Preliminary Cost Estimate by signing copies of the appropriate instrument and delivering same to Landlord within five (5) business days of its receipt by Tenant. If Tenant disapproves any matter, Tenant shall specify in detail the reasons for disapproval and Landlord shall attempt to modify the Preliminary Plan and the Preliminary Cost Estimate to incorporate Tenant’s suggested revisions in a mutually satisfactory manner. Notwithstanding the foregoing, however, Tenant shall approve in all respects a Preliminary Plan not later than July 1, 2018 for Suite1700 and Suite 1800, and December 1, 2018 for Suite 300, it being understood that Tenant’s failure to do so shall constitute a “Tenant Delay” for purposes of this Lease. B. On or before its approval of the Plan, Tenant shall provide in writing to Landlord or Tenant’s Architect all specifications and information requested by Landlord for the preparation of final construction documents and costing, including without limitation Tenant’s final selection of wall and floor finishes, complete specifications and locations (including load and HVAC requirements) of Tenant’s equipment, and details of all other non-building standard improvements to be installed in the Premises (collectively, “Programming Information”). Tenant understands that final construction documents for the Tenant Improvements shall be predicated on the Programming Information, and accordingly that such information must be accurate and complete. C. Upon Tenant’s approval of the Preliminary Plan and Preliminary Cost Estimate and delivery of the complete Programming Information, Tenant’s Architect and engineers shall prepare and deliver to the parties working drawings and specifications (“Working Drawings and Specifications”), and Landlord’s Contractor shall prepare a final construction cost estimate (“Final Cost Estimate”) for the Tenant Improvements in conformity with the Working Drawings and Specifications. Notwithstanding the foregoing, Landlord’s MEP engineers shall prepare the related documents. Tenant shall have five (5) business days from the receipt thereof to approve or disapprove the Working Drawings and Specifications and the Final Cost Estimate; provided that Tenant shall have the right to request changes or additions to the Working Drawings and Specifications for the purpose of utilizing any unused portion of the Landlord Contribution. Should Tenant disapprove the Working Drawings and Specifications and the Final Cost Estimate, such disapproval shall be accompanied by a detailed list of revisions. Any revision requested by Tenant and accepted by Landlord shall be incorporated by Tenant’s Architect into a revised set of Working Drawings and Specifications and Final Cost Estimate, and Tenant shall approve same in writing within five (5) business days of receipt. D. In the event that Tenant requests in writing a revision in the approved Working Drawings and Specifications (“Change”), then provided such Change is acceptable to Landlord, Landlord shall advise Tenant by written change order as soon as is practical of any increase in the Completion Cost such Change would cause. Tenant shall approve or disapprove such change order in writing within three (3) business days following its receipt from Landlord. Tenant’s approval of a Change shall be accompanied by Tenant’s payment of any resulting increase in the Completion Cost if the Tenant Improvement IOPLEGAL-10-26611 5/11/2018-248639-4.2 1

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 Allowance has been fully utilized. It is understood that Landlord shall have no obligation to interrupt or modify the Tenant Improvement work pending Tenant’s approval of a change order. E. It is understood that the Preliminary Plan and the Working Drawings and Specifications, together with any Changes thereto, shall be subject to the prior reasonable approval of Landlord. Landlord shall identify any disapproved items within three (3) business days (or two (2) business days in the case of Changes) after receipt of the applicable document. In lieu of disapproving an item, Landlord may approve same on the condition that Tenant pay to Landlord, prior to the start of construction and in addition to all sums otherwise due hereunder, an amount equal to the cost, as reasonably estimated by Landlord, of removing and replacing the item upon the expiration or termination of the Lease. Should Landlord approve work that would necessitate any ancillary Building modification or other expenditure by Landlord, then except to the extent of any remaining balance of the Landlord Contribution, Tenant shall, in addition to its other obligations herein, promptly fund the cost thereof to Landlord. F. Notwithstanding any provision in the Lease to the contrary, if Tenant fails to comply with any of the time periods or dates specified in this Work Letter, requests any Changes, fails to make timely payment of any sum due hereunder, furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the Tenant Improvements (including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as “Tenant Delay”), then Tenant shall bear any resulting additional construction cost or other expenses, and the Commencement Date for Suite 1700 and Suite 1800 or Commencement Date for Suite 300 shall be deemed to have occurred for all purposes, including Tenant’s obligation to pay Rent, as of the date Landlord reasonably determines that it would have been able to deliver the Premises to Tenant but for the collective Tenant Delays. Should Landlord determine that the Commencement Date should be advanced in accordance with the foregoing, it shall so notify Tenant in writing. Landlord’s determination shall be conclusive unless Tenant notifies Landlord in writing, within 10 business days thereafter, of Tenant’s election to contest same by binding arbitration with the American Arbitration Association under its Arbitration Rules for the Real Estate Industry, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. Pending the outcome of such arbitration proceedings, Tenant shall make timely payment of all rent due under this Lease based upon the Commencement Date for Suite 1700 and Suite 1800 or Commencement Date for Suite 300 set forth in the aforesaid notice from Landlord. G. Tenant hereby designates Lisa Goodwin, Telephone No. (858) 649-2510 (lgoodwin@bofifederalbank) as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord. II. COST OF TENANT IMPROVEMENTS A. Landlord shall complete, or cause to be completed, the Tenant Improvements, at the construction cost shown in the approved Final Cost Estimate (subject to the provisions of this Work Letter), in accordance with final Working Drawings and Specifications approved by both Landlord and Tenant. Landlord shall pay towards the final construction costs (“Completion Cost”) as incurred a maximum of Four Million One Hundred Eleven Thousand Nine Hundred Sixty Dollars ($4,111,960.00) (“Landlord Contribution”) (i.e., One Million Five Hundred Six Thousand and Eight Hundred Twenty-Five Dollars ($1,506,825.00) based on $75.00 per rentable square foot of Suite 1700, One Million Three Hundred Five Thousand Nine Hundred Fifteen Dollars ($1,305,915.00) based on $65.00 per rentable square foot of Suite 1800 and One Million Two Hundred Ninety-Nine Thousand Two Hundred Twenty Dollars ($1,299,220.00) based on $65.00 per rentable square foot of Suite 300), and Tenant shall be fully responsible for the remainder (“Tenant Contribution”). Tenant shall be allowed to utilize up to Three Dollars per usable square feet of the Landlord Contribution towards moving, FF&E, and/or low voltage cabling. Tenant understands and agrees that (i) any portion of the Landlord Contribution for Suite 1700 and 1800 not utilized by December 31, 2018 and (ii) any portion of the Landlord Contribution for Suite 300 not utilized by December 31, 2019, shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment. B. Landlord shall provide to Tenant an additional allowance not to exceed Three Hundred Thousand Dollars ($300,000.00) (“Additional Allowance”) to be utilized towards (i) moving, FF&E, and/or low voltage cabling, or (ii) a credit applied to Basic Rent commencing on the 1st full month following the Commencement Date until such amount is exhausted. Tenant shall be reimbursed for expenses incurred pursuant to item (i) in the preceding sentence by submitting copies of all supporting third-party invoices to Landlord by December 31, 2019. Landlord shall reimburse Tenant in one installment IOPLEGAL-10-26611 5/11/2018-248639-4.2 2

DocuSign Envelope ID: 43B24BFE-6B71-40B5-9EAC-4FF499B872E1 within 30 days following receipt of all such invoices. Tenant understands and agrees that any portion of the Additional Allowance not utilized by Tenant by December 31, 2019, shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment. C. The Completion Cost shall include all reasonable direct costs of Landlord in completing the Tenant Improvements, including but not limited to the following: (i) payments made to architects, engineers, contractors, subcontractors and other third party consultants in the performance of the work, (ii) permit fees and other sums paid to governmental agencies, (iii) costs of all materials incorporated into the work or used in connection with the work, and (iv) keying and signage costs. The Completion Cost shall also include an administrative/supervision fee to be paid to Landlord in the amount of three percent (3%) of all such direct costs. D. Prior to start of construction of the Tenant Improvements, Tenant shall pay to Landlord the amount of the Tenant Contribution set forth in the approved Final Cost Estimate. In addition, if the actual Completion Cost of the Tenant Improvements is greater than the Final Cost Estimate because of modifications or extras requested by Tenant and not reflected on the approved working drawings, or because of delays caused by Tenant, then if there is any unused portion of the Landlord Contribution, Tenant shall pay to Landlord, within ten (10) business days following submission of an invoice therefor, all such additional costs, including any additional architectural fee. If Tenant defaults in the payment of any sums due under this Work Letter, Landlord shall (in addition to all other remedies) have the same rights as in the case of Tenant’s failure to pay rent under the Lease. IOPLEGAL-10-26611 5/11/2018-248639-4.2 3